As filed with the Securities and Exchange Commission on August 24, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cadmus Communications Corporation

(Exact name of registrant as specified in its charter)

Virginia	2750	54-1274108
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1801 Bayberry Court, Suite 200

Richmond, Virginia 23226

(804) 287-5680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce V. Thomas

President and Chief Executive Officer

1801 Bayberry Court, Suite 200

Richmond, Virginia 23226

(804) 287-5680

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

Jeffrey M. Gill, Esquire

Troutman Sanders LLP

1111 East Main Street

Richmond, Virginia 23219

(804) 697-1332

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable following the effectiveness of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
8 3/8% senior subordinated notes due 2014	$125,000,000		100%	$125,000,000	$15,837.50
Guarantees by certain subsidiaries of Cadmus Communications Corporation(2)	—	(3)	—	—	—	(3)
Total	$125,000,000		100%	$125,000,000	$15,837.50

(1)	Determined in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)	The guarantors are each of our subsidiaries who have guaranteed the notes being registered, which are identified on the following page.
(3)	Pursuant to Rule 457(n) no separate fee for the guarantees is payable because the guarantees relate to other securities that are being registered concurrently.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until such registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following domestic subsidiaries of Cadmus Communications Corporation are guarantors of the new notes and are co-registrants:

Name of Additional Registrant:	State of Incorporation or Formation	I.R.S. Employer Identification Number		Primary Standard Industry Classification Code Number
Cadmus International Holdings, Inc.	Virginia	54-1770794		2750
Cadmus Journal Services, Inc.	Virginia	54-0157890		2750
Cadmus Marketing Group, Inc.	Virginia	54-1770793		2750
Cadmus Printing Group, Inc.	Virginia	54-1770795		2750
Mack Printing Company	Pennsylvania	23-2612625		2750
Port City Press, Inc.	Maryland	52-0736485		2750
Science Craftsman Incorporated	New York	13-2922794		2750
Washburn Graphics, Inc.	North Carolina	56-1063805		2750
Cadmus Investments, LLC	Delaware	—	(4)	2750
CDMS Management, LLC	Delaware	—	(4)	2750

(4)	These entities do not have separate tax identification numbers.

c/o Cadmus Communications Corporation

1801 Bayberry Court, Suite 200

Richmond, Virginia 23226

(804) 287-5680

(Address, including zip code, and telephone number, including area codes, for each of the co-registrant’s principal executive offices)

Bruce V. Thomas

President and Chief Executive Officer

1801 Bayberry Court, Suite 200

Richmond, Virginia 23226

(804) 287-5680

(Name, address, including zip code, and telephone number, including area code of agent for service for each co-registrant)

Copy to:

Jeffrey M. Gill, Esquire

Troutman Sanders LLP

1111 East Main Street

Richmond, Virginia 23219

(804) 697-1332

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 24, 2004

Cadmus Communications Corporation

Offer to Exchange Up To

$125,000,000 8 3/8% Senior Subordinated Notes due 2014,

that have been Registered under the Securities Act of 1933

for

$125,000,000 Outstanding Unregistered 8 3/8% Senior Subordinated Notes due 2014

The Exchange Offer will expire at 5:00 P.M., New York City time, on

            , 2004, unless extended.

Terms of the exchange offer:

•	We are offering to exchange up to $125.0 million aggregate principal amount of registered 8 3/8% senior subordinated notes due 2014, which we refer to as the new notes, for any and all of our original outstanding unregistered 8 3/8% senior subordinated notes due 2014, which we refer to as the old notes, that were issued on June 15, 2004.

•	We will exchange all outstanding old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of new notes.

•	The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for old notes generally will not be a taxable transaction for U.S. federal income tax purposes.

•	We will not receive any cash proceeds from the exchange offer.

•	The old notes are, and the new notes will be, guaranteed on an unsecured, senior subordinated basis by our current and future restricted subsidiaries which guarantee our other indebtedness.

•	There is no established trading market for the new notes or the old notes. We do not intend to apply for listing of the new notes on any national securities exchange or for quotation through any quotation system including The Nasdaq National Market.

See “ Risk Factors” beginning on page 7 for a discussion of risks you should consider before participating in the exchange offer.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2004

This prospectus incorporates important business and financial information about Cadmus that is not included in or delivered with this document. This information is available without charge to noteholders upon written or oral request, by contacting Cadmus Communications Corporation, 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226, Telephone: (804) 287-5680; Attention: Investor Relations, by [insert date which is 5 business days before the date the exchange offer expires], 2004.

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

In this prospectus, references to “Cadmus,” “we,” “us” and “our” refer to Cadmus Communications Corporation, unless the context indicates that “Cadmus,” “we,” “us” or “our” refers to Cadmus Communications Corporation, together with its consolidated subsidiaries. The terms “guarantors” and “guarantees” have the meanings defined in the “Description of The New Notes — Certain Definitions.” Unless the context indicates or requires otherwise, references to the “new notes” as used in this prospectus shall be deemed to include the applicable guarantees associated with such new notes. We use the term “notes” in this prospectus to collectively refer to the old notes and the new notes.

THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC. IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, IN THE ACCOMPANYING LETTER OF TRANSMITTAL OR THE INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. IF YOU RECEIVE ANY UNAUTHORIZED INFORMATION, YOU MUST NOT RELY ON IT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO EXCHANGE THE OLD NOTES. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS, OR THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR THE DATE OF SUCH DOCUMENT, AS THE CASE MAY BE.

Until [insert date which is 40 days after the closing of the exchange offer], 2004, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current and special reports, proxy statements and other information with the Securities and Exchange Commission, referred to as the SEC, under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. You may read and copy the registration statement, including exhibits and schedules filed with it, and reports or other information we may file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates by mail from the Public Reference Section of the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, you can find our SEC filings at the SEC’s internet site at http://www.sec.gov and on our internet site at http://www.cadmus.com. However, any information that is included on or linked to our internet site is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” herein important business and financial information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to update automatically and supersede this incorporated information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the completion of this exchange offer (excluding any information furnished to the SEC pursuant to Item 9 or Item 12 on any current report on Form 8-K). We also incorporate by reference any future filings made with the SEC under the Exchange Act subsequent to the date of the initial registration statement and prior to the termination of the offering of the new notes offered by this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or

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in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We have filed the following documents with the SEC which are incorporated into this prospectus by reference:

•	Our Annual Report on Form 10-K for the year ended June 30, 2003, including the information incorporated by reference from our proxy statement relating to our annual meeting of stockholders.

•	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004.

•	Our Current Reports on Form 8-K as filed January 29, 2004, January 30, 2004, April 7, 2004, April 29, 2004, May 14, 2004, May 27, 2004, June 10, 2004, June 16, 2004, August 5, 2004 and August 20, 2004 (excluding any information furnished pursuant to Item 9 or Item 12 on any such report).

You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

Cadmus Communications Corporation

1801 Bayberry Court, Suite 200

Richmond, Virginia 23226

Telephone: (804) 287-5680

Attention: Investor Relations

If you would like to request documents, you must do so no later than five business days prior to the expiration of the exchange offer. The exchange offer will expire on                     , 2004.

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FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this prospectus, including certain statements under the heading “Prospectus Summary” and “Risk Factors” are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus under the heading “Prospectus Summary,” and “Risk Factors” may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations are:

•	the overall economic environment;

•	the equity market performance and interest rate environment, which can impact our pension liability;

•	our ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals;

•	our ability to grow revenue and market share in the educational market;

•	significant price pressure in the markets in which we compete;

•	the loss of significant customers or the decrease in demand from customers;

•	our ability to continue to obtain improved efficiencies and lower production costs;

•	the financial condition and ability to pay of certain customers;

•	the impact of industry consolidation among key customers; and

•	our ability to operate effectively in markets outside of North America.

Other risk factors are detailed from time to time in our other SEC filings.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in or incorporated by reference in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

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PROSPECTUS SUMMARY

The following summary highlights selected information from the prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new notes, as well as information regarding our business and detailed financial data. We encourage you to read this entire prospectus carefully, including the discussion of the risks and uncertainties affecting our business included under the caption “Risk Factors,” and the documents that have been incorporated into this prospectus, before making a decision about whether to invest in the notes and the note guarantees.

About Cadmus

Cadmus is a leading provider of end-to-end integrated graphic communications and content processing services to professional publishers, not-for-profit societies and corporations. We provide a wide range of technology-enabled content management, composition, editorial, prepress, printing, article reprint, digital rights management, fulfillment and distribution services. We focus primarily on niche markets where we see underlying demand strength, a willingness on the part of customers to outsource non-core activities and relatively few large and well-positioned competitors. We believe we are the world’s largest provider of content processing and production services to scientific, technical and medical (“STM”) journal publishers, the fourth largest periodicals printer in North America, and a leading provider of specialty packaging and related marketing materials for corporations.

We organize our operations in two primary segments, Publisher Services and Specialty Packaging. Our Publisher Services segment provides a full range of customized content processing, production and distribution services for the STM, educational and special interest magazine markets. Our Specialty Packaging segment provides high quality package design, engineering, production and fulfillment services primarily to healthcare, consumer products and telecommunications corporations.

The majority of our net sales are derived from the STM market, where we typically enter into multi-year service contracts providing us with a high degree of revenue predictability. We have also developed proprietary content processing and content management technologies that have greatly expanded our capabilities and resulted in new service offerings, including our KnowledgeWorks™ and ArticleWorks™ suite of services. These market-focused solutions are designed to automate and accelerate the content processing function, increase the usefulness of our customers’ content, improve cost efficiency, generate incremental revenue opportunities and safeguard the value of our customers’ content by limiting unauthorized access.

Our focus on the attractive and growing scholarly publishing and healthcare packaging markets, combined with our strategy of developing and delivering market-focused, technology-enabled outsourcing solutions differentiates us from our competitors within the highly commoditized traditional printing industry. As a result of this strategy, our net sales and income are becoming less dependent on traditional print products and services, and we have been able to achieve stable financial performance and declining leverage compared to our traditional print competitors.

We are a publicly owned company whose stock is traded on The NASDAQ National Market under the symbol “CDMS”. Our principal executive offices are located at:

Cadmus Communications Corporation

1801 Bayberry Court, Suite 200

Richmond, Virginia 23226

Telephone: (804) 287-5680

The Exchange Offer

On June 15, 2004, we completed a private offering of the old notes. As part of the private offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to deliver this prospectus to you and to use our best efforts to complete the exchange offer. The following is a summary of the exchange offer.

Old notes	8 3/8% senior subordinated notes due June 15, 2014, which were issued on June 15, 2004.

New notes	8 3/8% senior subordinated notes due June 15, 2014. The terms of the new notes are substantially identical to those terms of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Exchange offer	We are offering to exchange up to $125.0 million principal amount of our new notes that have been registered under the Securities Act for an equal amount of our outstanding old notes to satisfy our obligations under the registration rights agreement.

The new notes will evidence the same debt as the old notes and will be issued under and be entitled to the benefits of the same indenture that governs the old notes. Holders of the old notes do not have any appraisal or dissenter rights in connection with the exchange offer. Because the new notes will be registered, the new notes will not be subject to transfer restrictions, and holders of old notes that have tendered and had their old notes accepted in the exchange offer will have no registration rights.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless we decide to extend it.

Procedures for tendering old notes	Unless you comply with the procedures described below under the caption “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•      tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wachovia Bank, National Association, as exchange agent, at the address listed below under the caption “The Exchange Offer — Exchange Agent”; or

•      tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, Wachovia Bank, National Association, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion below under the caption “The Exchange Offer — Procedures for Tendering — Book-Entry Transfer.”

Guaranteed delivery procedures

If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but

•      the old notes are not immediately available,

•      time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or

•      the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer,

then you may tender old notes by following the procedures described below under the caption “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery.”

Special procedures for beneficial owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Withdrawal; Non- acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on . If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered old notes, please read “The Exchange Offer — Withdrawal Rights.”

United States federal income tax considerations	The exchange of new notes for old notes in the exchange offer should not be a taxable event for United States federal income tax purposes. Please read the discussion below under the caption “Material United States Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Fees and expenses	We will pay all of our expenses incident to the exchange offer.

Exchange agent	We have appointed Wachovia Bank, National Association as exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption “The Exchange Offer — Exchange Agent.”

Resales of new notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as certain conditions are met. Please read “The Exchange Offer — Resales of New Notes” for more information regarding resales.

Consequences of not exchanging your old notes

If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register your old notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

For information regarding the consequences of not tendering your old notes and our obligation to file a registration statement, please read “The Exchange Offer — Consequences of Failure to Exchange Outstanding Securities” and “Description of the New Notes.”

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes during the exchange offer registration period (generally, the 180-day period following the consummation of the exchange offer). See “Plan of Distribution.”

Description of the New Notes

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. As a result, the new notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and special interest provisions contained in the old notes. The new notes represent the same debt as the old notes for which they are being exchanged. Both the original notes and the exchange notes are governed by the same indenture.

Issuer	Cadmus Communications Corporation

Notes offered	$125,000,000 aggregate principal amount of 8 3/8% senior subordinated notes due 2014

Maturity date	June 15, 2014

Interest payment dates	We will make interest payments on the notes semiannually, on each June 15 and December 15, beginning December 15, 2004.

Guarantees	The notes will be unconditionally guaranteed on a senior subordinated basis by our current and future restricted subsidiaries which guarantee our other indebtedness.

Ranking

The notes and the related guarantees are unsecured senior subordinated obligations. Accordingly, they will rank:

•      behind all of our and, with respect to the guarantees, the respective guarantors’ existing and future senior debt;

•      equally with all of our and, with respect to the guarantees, the respective guarantors’ existing and future senior subordinated, unsecured debt that does not expressly provide that it is subordinated to the notes or the respective guarantee;

•      ahead of any of our and, with respect to the guarantees, the respective guarantors’ future debt that expressly provides that it is subordinated to the notes and the related guarantees; and

•      structurally behind the liabilities of any of our subsidiaries that do not guarantee the notes.

As of June 30, 2004, we had $42.8 million of senior debt, excluding approximately $54.9 million of additional borrowing capacity available under our senior credit facility, after taking into account $2.3 million of outstanding letters of credit. In addition, our subsidiaries that are not guarantors of the notes had $0.2 million of liabilities, including trade payables, to which the notes would have been effectively subordinated.

Optional redemption	We may redeem some or all the notes at any time on or after June 15, 2009, at the redemption prices set forth in “Description of the New Notes — Optional Redemption.” In addition, at any time prior to June 15, 2007, we may redeem up to 35% of the original aggregate principal amount of the notes at a redemption price equal to 108.375% of their aggregate principal amount plus accrued interest with the net cash proceeds of certain public equity offerings. See “Description of the New Notes —Optional Redemption.”

Change of control offer	If we undergo a change of control, we must offer to repurchase the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase. See “Description of the New Notes —Repurchase Upon a Change in Control.”

Asset sale offer	If we engage in certain asset sales, we generally must invest the net cash proceeds from such sales in our business within a period of time, repay senior debt or make an offer to purchase a principal amount of notes equal to the net cash proceeds. The purchase price of the notes will be 100% of their principal amount plus accrued interest. See “Description of the New Notes —Certain Covenants —Asset Sales.”

Basic indenture covenants

The indenture governing the notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:

•      pay dividends, redeem stock or make other distributions or restricted payments;

•      incur indebtedness;

•      make certain investments;

•      create liens on our assets to secure debt;

•      agree to restrictions on the payment of dividends;

•      consolidate or merge;

•      sell or otherwise transfer or dispose of assets, including equity interests of restricted subsidiaries;

•      enter into transactions with affiliates;

•      designate subsidiaries as unrestricted subsidiaries;

•      use the proceeds of permitted sales of assets; and

•      change our line of business.

These covenants will be subject to a number of important exceptions and qualifications. See “Description of the New Notes —Certain Covenants.”

Risk Factors

Investing in the notes involves significant risks. You should carefully consider the specific risk factors described in “ Risk Factors” on page 7 before investing in the new notes.

RISK FACTORS

You should consider carefully the following factors, as well as the other information set forth or incorporated by reference in the prospectus (including the risks and other disclosure that are presented in our Annual Report on Form 10-K for the year ended June 30, 2003 or other document filed by us with the SEC, which are incorporated by reference into this prospectus), before deciding to participate in the exchange offer. When we use the term “notes” in this prospectus, the term includes the old notes and the new notes.

Risks Related to the Exchange Offer and the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes. Please read “The Exchange Offer — Procedures for Tendering.”

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register any sale of the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, please read the discussions below under the captions “The Exchange Offer — Consequences of Failure to Exchange Outstanding Securities.”

You may find it difficult to sell your new notes.

Because there is no public market for the new notes, you may not be able to resell them.

The new notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market. We cannot assure you that an active market will exist for the new notes or that any trading market that does develop will be liquid. We do not intend to apply to list the new notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. The trading market for the notes may be adversely affected by:

•	changes in the overall market for non-investment grade securities;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes; and

•	prevailing interest rates and general economic conditions.

Some holders who exchange their old notes may be deemed to be underwriters.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related To Our Indebtedness

Our significant indebtedness could adversely affect our financial health and prevent us from meeting our obligations under the notes and our other indebtedness.

We have now and will continue to have after this offering a significant amount of indebtedness. As of June 30, 2004, we have total debt of approximately $167.6 million. As of June 30, 2004, our ratio of total debt to shareholders’ equity was 3.3x.

Our significant indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to meet our payment and other obligations under the notes and our other indebtedness;

•	require us to dedicate a significant portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund future working capital, capital expenditures and other general corporate purposes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged; and

•	limit our ability to borrow additional funds or raise additional financing.

In addition, the indenture contains financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could exacerbate further the risks associated with our significant leverage.

We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes restricts, but does not completely prohibit, us from doing so. Our senior secured bank credit facility provides for a $100 million revolving credit facility that will mature in January 2008 (our “senior credit facility”). At June 30, 2004, we had $54.9 million available for borrowing under our senior credit facility, after taking into account $2.3 million of outstanding standby letters of credit. Borrowings under our senior credit facility rank senior in right of payment to the notes and guarantees. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Restrictions in the indenture governing the notes and in our other outstanding debt instruments could adversely affect our operating flexibility, resulting in a failure to meet our obligations under the notes and our other debt.

Our senior credit facility and the indenture governing the notes contain, and any future debt agreements may contain, covenants that impose financial and operating restrictions on our business. These covenants will restrict our ability to, among other things:

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	incur indebtedness;

•	make certain investments;

•	create liens on our assets to secure debt;

•	agree to restrictions on the payment of dividends;

•	consolidate or merge;

•	sell or otherwise transfer or dispose of assets, including equity interests of our restricted subsidiaries;

•	enter into transactions with our affiliates;

•	designate our subsidiaries as unrestricted subsidiaries;

•	use the proceeds of permitted sales of our assets; and

•	change our line of business.

In addition, our senior credit facility requires us to meet certain financial ratios and financial condition tests. You should read the discussions under the heading “Description of the New Notes—Certain Covenants” for further information about these covenants.

Events beyond our control can affect our ability to meet these financial ratios and financial condition tests and to comply with other provisions governing our senior credit facility. Our failure to comply with these obligations could cause an event of default under our senior credit facility. If an event of default occurs under our senior credit facility, our lenders could elect to declare all amounts outstanding and accrued and unpaid interest under our senior credit facility to be immediately due, and the lenders thereafter could foreclose upon the assets securing our senior credit facility. An event of default under our senior credit facility could result in an event of default under our other debt instruments, including the notes. In that event, we cannot assure you that we would have sufficient assets to repay all of our obligations, including the notes and the guarantees. We may incur other indebtedness in the future that may contain financial or other covenants more restrictive than those applicable to our senior credit facility or the indenture governing the notes.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund capital expenditures and other obligations will depend on our ability to generate cash in the future, which is dependant on our successful financial and operating performance and on our ability to successfully implement our business strategy. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness, including the notes, and to fund our other liquidity needs. If we are not able to generate sufficient cash flow for these purposes, we may need to refinance or restructure all or a portion of our indebtedness, including the notes, on or before maturity, sell assets, reduce or delay capital investments or seek to raise additional capital. We cannot assure you that we will be able to implement one or more of these alternatives, on commercially reasonable terms or at all.

Your right to receive payments on the notes is subject to prior claims of lenders under our senior credit facility.

The notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors’ existing and future senior indebtedness. As a result, upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors or our or their property, the holders of our senior debt and the senior debt of the subsidiary guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the subsidiary guarantees.

In addition, all payments on the notes and the subsidiary guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 180 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors, holders of the notes will participate with trade creditors and all other holders of our subordinated indebtedness and the subordinated indebtedness of the subsidiary guarantors in the assets remaining after we and the subsidiary guarantors have paid all senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all our creditors and holders of notes may receive less, ratably, than the holders of senior debt.

The notes are effectively subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that are not guarantors of the notes. Holders of indebtedness of, and trade creditors of, such subsidiaries, would, in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, generally be entitled to payment of their claims from the assets of the affected subsidiaries before such assets would be made available for distribution to our creditors, including holders of the notes.

As of June 30, 2004, the notes and the subsidiary guarantees were subordinated to $42.8 million of senior debt, excluding approximately $54.9 million of additional borrowing capacity we have available under our senior credit facility, after taking into account $2.3 million of outstanding letters of credit. In addition, our subsidiaries that are not guarantors of the notes had $0.2 million of liabilities, including trade payables, to which the notes were effectively subordinated. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

Not all of our subsidiaries guarantee the notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the notes.

The guarantors of the notes do not include all of our subsidiaries. Only Cadmus International Holdings, Inc., Cadmus Journal Services, Inc., Cadmus Marketing Group, Inc., Cadmus Printing Group, Inc., Mack Printing Company, Port City Press, Inc., Science Craftsman Incorporated, Washburn Graphics, Inc., Cadmus Investments, LLC and CDMS Management, LLC guarantee the notes. In particular, KnowledgeWorks Global Limited and all of our future unrestricted subsidiaries do not guarantee the notes. Payments on the notes are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor. In fiscal 2004, our non-guarantor subsidiaries had net sales of $2.4 million, or less than 1% of our consolidated fiscal 2004 net sales. At June 30, 2004, our non-guarantor subsidiaries had total assets of $4.0 million.

In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the notes will be effectively subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables. As of June 30, 2004, our non-guarantor subsidiaries had $0.2 million of debt and other liabilities.

We may not have the ability to repurchase the notes upon a change of control as required by the indenture.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount plus accrued and unpaid interest to the date of repurchase. We may not have sufficient funds to make the required repurchase in cash at such time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the notes in cash may be limited by law or the terms of other agreements relating to our debt outstanding at the time, including our senior credit facility, which restricts our ability to purchase notes for cash until all debt under our senior credit facility is repaid in full. If we fail to repurchase any notes submitted in a change of control offer, it would constitute an event of default under the indenture which would, in turn, constitute an event of default under our senior credit facility and could constitute an event of default under our other indebtedness, even if the change of control itself would not cause a default. Important corporate events, such as takeovers, recapitalizations or similar transactions, may not constitute a change of control under the indenture governing the notes and thus not permit the holders of the notes to require us to repurchase or redeem the notes. See “Description of the New Notes—Repurchase Upon a Change in Control.”

The guarantees may not be enforceable because of fraudulent conveyance laws.

The guarantors’ guarantees of the notes may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of our or the guarantors’ unpaid creditors. Under these laws, if there were such a lawsuit and the court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the guarantor:

•	was insolvent or was rendered insolvent by reason of the related financing transactions;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute a default under the indenture, which default would cause all outstanding notes to become immediately due and payable.

We believe that, at the time the guarantors initially incurred the debt represented by the guarantees, the guarantors:

•	were not insolvent or rendered insolvent by the incurrence;

•	had sufficient capital to run our or their businesses effectively; and

•	were able to pay obligations on the notes and the guarantees as they mature or become due.

In reaching the foregoing conclusions we have relied upon our analyses of internal cash flow projections and estimated values of the assets and liabilities of the guarantors. In addition, we have relied on a limitation contained in the guarantors’ guarantees that limits each guarantee as necessary to prevent it from constituting a fraudulent conveyance under applicable law. However, a court passing on these questions might not reach the same conclusions.

Risks Relating To Our Business

The printing industry is competitive and evolving; this competition may adversely affect our business.

The printing industry is extremely competitive. We compete with numerous companies, some of which have greater financial resources than we do. We compete on the basis of ongoing customer service, quality of finished products, range of services offered, distribution capabilities, use of state of the art technology and price. We cannot assure you that we will be able to compete successfully with respect to any of these factors. In certain circumstances, due primarily to factors such as freight rates and customer preference for local services, printers with better access to certain regions of the country may have a competitive advantage in such regions. Our failure to compete successfully could cause us to lose existing business or opportunities to generate new business and could result in decreased profitability, adversely affecting our business.

Certain revenues in the Publisher Services segment of our business are cyclical and dependent upon general economic conditions.

Revenues from our customers who publish special interest and trade magazines and professional books and directories are dependent upon general economic conditions. Although the special interest magazine market is traditionally less advertising sensitive than the general interest magazine market, demand in this market does depend in part on advertising revenue. In 2001 through 2003, our special interest magazine segment was negatively impacted by the significant downturn in advertising spending resulting in fewer page counts and correspondingly lower net sales. We experienced continued pricing pressure in this market in 2004.

In addition, both our STM and special interest magazine segments derive incremental revenue from the publication of special supplements to regular publications. Many of the special supplements are sponsored by advertisers or otherwise depend on advertising revenue. The number of special supplements that we produced for our publishing customers experienced a decline during the downturn in the advertising market.

The evolution of technology and alternative delivery media may decrease the demand for our products and services.

The technology we use in our operations is evolving. We could experience delays or difficulties in responding to changing technology, in addressing the increasingly sophisticated needs of our customers or in keeping pace with emerging industry standards. In addition, the cost required to respond to and integrate changing technologies may be greater than we anticipate. If we do not respond adequately to the need to integrate changing technologies in a timely manner, or if the investment required to so respond is greater than anticipated, our business, financial condition, results of operations, cash flow and ability to make payments on the notes may be adversely affected.

Although an increasing portion of the net sales and profitability of our Publisher Services segment is derived from editorial, issue management, content processing, marketing, electronic media and other non-print revenues, we remain dependent on the distribution of scientific, technical, medical and other scholarly information in printed form. Usage of the internet and other electronic media continues to grow. We cannot assure you that the acceleration of the trend toward such electronic media will not decrease the demand for certain of our products which could result in lower profits and reduced cash flows.

Our ability to attract, train and retain key executives and other qualified employees is crucial to our results of operations and future growth.

We rely to a significant extent on our executive officers and other key management personnel. There can be no assurance that we will be able to continue to retain our executive officers and key management personnel or attract additional qualified management in the future. Our business strategy also depends on our ability to attract and retain associates who have relevant experience in the publishing industry. There can be no assurance that we will be able to continue to attract and retain such associates.

The editorial services we provide as part of our content processing business relies on a pool of qualified copy editors. In our STM business, we also rely on the services of specialized editors, and some of these positions require a minimum of a Master’s or Ph.D. degree in the specific field. Our ability to provide quality editorial services will depend on our ability to access and retain this pool of editors.

In addition, to provide accurate, high-quality digital content printed products in a timely fashion we must maintain an adequate staff of skilled technicians, including compositors, desktop publishing technicians, prepress personnel, pressmen, bindery operators and fulfillment personnel. Accordingly, our ability to maintain and increase our productivity and profitability will depend, in part, on our ability to employ, train and retain the skilled technicians necessary to meet our commitments. From time-to-time:

•	the industry experiences shortages of qualified technicians, and we may not be able to maintain an adequate skilled labor force necessary to operate efficiently;

•	our labor expenses may increase as a result of shortages of skilled technicians; or

•	we may have to curtail our planned internal growth as a result of labor shortages.

If any of these events were to occur, it could adversely affect our business.

Decreases in the types and amount of research funding could decrease the demand for our journal services.

In our Publisher Services business, we provide content processing and production services primarily to publishers of scientific, technical, medical and other scholarly journals. The supply of research papers published in these journals is related to the amount of research funding provided by the federal government and private companies. In the future, the federal government or private companies could decrease the type and amount of funding that they provide for scientific, technical, medical and other scholarly research. A significant decrease in research funding might decrease the number or length of journals that we process and produce for our customers, which would decrease our cash flow and ability to make payments on the notes.

Some of our employees belong to labor unions and certain actions by such employees, such as strikes or work stoppages, could adversely affect our operations or cause us to incur costs.

We employ approximately 2,800 persons, approximately 16% of whom are covered by collective bargaining agreements. If unionized employees were to engage in a concerted strike or other work stoppage, or if other employees were to become unionized, we could experience a disruption of operations, higher labor costs or both. We cannot assure you that a strike or other disruption of operations or work stoppage would not have a material adverse effect on our ability to serve our customers.

Our foreign operations subject us to additional operational and financial risk.

We have increased our overseas activities in recent years. Our KnowledgeWorks Global Limited joint venture is located in India. In our specialty packaging business, we have a network of affiliated packaging printers co-located with our customers’ offshore assembly operations in the Dominican Republic, Mexico and Costa Rica. As a result, our results of operations may be increasingly affected by international and foreign political, economic and operating conditions in or affecting these countries. Our foreign operations also subject us to currency exchange fluctuations and the risk of imposition of exchange controls. For example, an appreciation in the Indian rupee against the U.S. dollar would increase our cost of operations in India. Increases in our cost of operations or losses on foreign currency exchange may negatively impact our results of operations.

We may not be able to acquire other companies, and companies we do acquire may not perform as well as expected.

Our business strategy includes pursuing acquisitions. We believe opportunities exist both to consolidate market share and broaden our solutions in our markets and other related markets. We intend to pursue complementary acquisitions that enhance our position in content processing, production and distribution. We also seek opportunities that create operating efficiencies and cost savings.

Nonetheless, we cannot assure you that we will identify suitable acquisitions or that such acquisitions can be made at an acceptable price. If we acquire additional businesses, those businesses may require substantial capital. Although we will be able to borrow under our senior credit facility under certain circumstances to fund acquisitions, we cannot assure you that such borrowings will be available in sufficient amounts or that other financing will be available in amounts and on terms that we deem acceptable. Furthermore, the integration of acquired businesses may result in unforeseen difficulties that require a disproportionate amount of management’s attention and our other resources. Finally, we cannot assure you that we will achieve synergies and efficiencies anticipated when making acquisitions or comparable to those from past acquisitions.

Our principal stockholders could exercise their influence over us to your detriment.

One of our non-executive directors, Nathu R. Puri, beneficially owned 19.38% of our common stock as of July 31, 2004. By virtue of his stock ownership, he may be able to affect the outcome of many matters required to be submitted to the stockholders for approval, including the election of our directors and the approval of mergers, consolidations and the sale of all or substantially all of our assets. The interests of Mr. Puri may differ from your interests as a noteholder, and, as such, he may take actions which may not be in your interest. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of one equity owner might conflict with your interests as a noteholder. In addition, equity owners may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a holder of the notes.

Industry consolidation of customers and increased competition for those customers may result in increased expenses and reduced revenue and market position.

The continuing consolidation of publishing companies has shrunk the pool of available customers. In addition, large publishing companies often have preferred provider arrangements with specific printing companies. As smaller publishing companies are consolidated into the larger companies, the smaller publishing companies are often required to use the printing company with which the acquiring company has established an arrangement. If our customers were to merge or consolidate with publishing companies utilizing other printing companies, we could lose our customers to competing printing companies. If we were to lose a significant portion of our current base of customers to competing printing companies, our business, financial condition, results of operations, cash flow and ability to make payments on the notes could be materially adversely affected.

Increases in prices or shortages of paper and other raw materials could cause disruptions in our services to customers.

The principal raw material used in our business is paper, which represents a significant portion of our cost of materials. Historically, we have generally been able to pass increases in the cost of paper on to our customers. However, we cannot assure you that we will be able to continue to do so. Although we believe that we have been successful in negotiating favorable price relationships with our paper vendors, prices in the overall paper market are beyond our control. If we are unable to continue to pass any price increases on to our customers, future paper price increases could adversely affect our margins and profits.

Due to the significance of paper in our business, we are dependent upon the availability of paper. In periods of high demand, certain paper grades have been in short supply, including grades we use in our business. In addition, during periods of tight supply, many paper producers allocate shipments of paper based upon historical purchase levels of customers. Although we generally have not experienced significant difficulty in obtaining adequate quantities of paper, unforeseen developments in the overall paper markets could result in a decrease in the supply of paper and could cause either or both of our net sales or profits to decline.

Over 85% of our paper requirements are purchased through one primary distributor. If that distributor is unwilling or unable to fulfill our future paper requirements, we would be forced to contract with a different supplier for the majority of our paper needs. We believe that we have good relationships both with our primary distributor and with the paper mills that produce the paper we purchase from this distributor. In addition, we believe that there are other suppliers that are familiar with our business that, if necessary, could fulfill our paper requirements in the long term. However, we cannot assure you that the loss of services of our primary distributor would not cause an interruption in our business in the short term or what impact, if any, such an event would have on our business, financial condition, results of operations or cash flow.

We use a variety of other raw materials including ink, film, offset plates, chemicals and solvents, glue, wire and subcontracted components. In general, we have not experienced any significant difficulty in obtaining these raw materials. We cannot assure you, however, that a shortage of any of these raw materials will not occur in the future or will not potentially adversely affect the financial results of our business.

Our cost reduction initiatives may not produce the expected cost savings or improve our profitability.

Over the last four years, we have implemented a number of cost reduction initiatives. We expect that these initiatives will result in cost savings and will position us to capitalize on improving economic conditions. However, we cannot assure you that we will be able to achieve all of the cost savings that we expect to realize from our recent initiatives. In particular, we may experience unexpected cost increases that offset the savings that we achieve. Our failure to realize cost savings could adversely affect our profitability.

Our production facilities may suffer business interruptions which could increase our operating costs, decrease our sales or cause us to lose customers.

The reliability of our production facilities is critical to the success of our business. Our facilities might be damaged or interrupted by fire, flood, power loss, telecommunications failure, break-ins, earthquakes, terrorist attacks, war or similar events. Equipment malfunctions, computer viruses, physical or electronic break-ins and similar disruptions might cause interruptions and delays in our printing services and could significantly diminish our reputation and brand name and prevent us from providing services. Although we believe we have taken adequate steps to address these risks, damage to, or unreliability of, our production facilities could have a material adverse effect on our business, financial condition, results of operations, cash flow and ability to make payments on the notes.

Our printing and other facilities are subject to environmental laws and regulations, which may subject us to liability or require us to incur costs.

We use various materials in our operations which contain substances considered hazardous or toxic under environmental laws. In addition, our operations are subject to federal, state and local environmental laws and regulations relating to, among other things, air emissions, waste generation, handling, management and disposal, waste water treatment and discharge and remediation of soil and groundwater contamination. Permits are required for the operation of certain of our businesses, and these permits are subject to renewal, modification and, in some circumstances, revocation. Our operations also generate wastes which are disposed of off-site. Under certain environmental laws, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA,” commonly referred to as “Superfund”) and similar state laws and regulations, we may be liable for costs and damages relating to soil and groundwater contamination at these off-site disposal locations, or at our own facilities. In the past, such matters have not had a material impact on our business or operations. We are not currently aware of any environmental matters that are likely to have a material adverse effect on our business, financial condition, results of operations, cash flow and ability to make payments on the notes. However, we cannot assure you that such matters will not have such an impact on us. Furthermore, future changes to environmental laws and regulations may give rise to additional costs or liabilities that could have a material adverse impact on us.

We may not protect our technology effectively, which would allow competitors to duplicate our products and services, or our products and services may infringe on claims of intellectual property rights of third parties.

Our success and ability to compete depend, in part, upon our technology. Among our assets are our proprietary information and intellectual property rights. We rely on a combination of copyright, trademark and patent laws, trade secrets, confidentiality procedures and contractual provisions to protect these assets. Unauthorized use and misuse of our intellectual property could have a material adverse effect on our business, financial condition and results of operations, and there can be no assurance that our legal remedies would adequately compensate us for the damages caused by unauthorized use. In addition, licenses for a number of software products have been granted to us.

Some of these licenses, individually and in the aggregate, are material to our business. Although we believe that the risk that we will lose any material license is remote, any loss could have a material adverse effect on our business, financial condition, results of operations, cash flow and ability to make payments on the notes.

We do not believe that any of our products, services or activities infringe upon the intellectual property rights of third parties in any material respect. There can be no assurance, however, that third parties will not claim infringement by us with respect to current or future products, services or activities. Any infringement claim, with or without merit, could result in substantial costs and diversion of management and financial resources, and a successful claim could effectively block our ability to use or license products and services or cost us money.

You are unlikely to be able to seek remedies against Arthur Andersen LLP, our former independent auditor.

Our consolidated financial statements for the fiscal year ended June 30, 2001, were audited by Arthur Andersen LLP, our former independent auditor. On June 15, 2002, Arthur Andersen LLP was convicted of a federal obstruction of justice charge arising from the federal government’s investigation of Enron Corporation. On August 31, 2002, Arthur Andersen LLP ceased practicing before the SEC. SEC rules require us to present our audited financial statements in various SEC filings, along with Arthur Andersen LLP’s consent to our inclusion of its audit report on our financial statements for the fiscal year ended June 30, 2001, included in this prospectus, and we do not expect to receive Arthur Andersen LLP’s consent in any filing that we make with the SEC, including the registration statement we are required to file with respect to the notes. Without this consent, it may become more difficult for you to seek remedies against Arthur Andersen LLP. Furthermore, relief in connection with claims which may be available to investors under the federal securities laws against auditing firms may not be available as a practical matter against Arthur Andersen LLP. You are unlikely to be able to exercise effective remedies or judgments against Arthur Andersen LLP.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown:

	Year Ended June 30,
	2004		2003		2002		2001	2000
Ratio of earnings to fixed charges	1.63	x	1.30	x	1.52	x

The ratio was computed by dividing earnings by fixed charges. For this purpose, “earnings” consist of income from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of interest and securitization expense, capitalized interest and a portion of rent expense we believe to be representative of interest. Earnings for fiscal 2001 and 2000 were inadequate to cover fixed charges with a deficiency of $7.0 million and $18.1 million, respectively, primarily due to the impact of restructuring and other charges on earnings in those years.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the old notes. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive, in exchange, outstanding old notes in like principal amount. We will cancel all old notes surrendered in exchange for new notes in the exchange offer. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness.

The net proceeds from the offering of the sale of the old notes in the initial private placement were approximately $120.8 million in the aggregate after deducting expenses of the offering. The net proceeds to us from the sale of the old notes, together with borrowings under our revolving credit facility, were used to repurchase $125 million principal amount outstanding of our 9 3/4% senior subordinated notes due 2009 and to pay the premium, accrued interest, fees and expenses in connection therewith.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 1, 1999, Cadmus purchased all of the outstanding shares of Melham Holdings, Inc., whose principal operating subsidiary was Mack Printing Company. As a result of the purchase, Nathu R. Puri, a Class I director, directly and indirectly received as partial consideration approximately $5.8 million in subordinated notes of Cadmus. These subordinated notes were redeemed by us effective May 3, 2004.

In addition, pursuant to a lease agreement entered into in August 1998, Port City Press, Inc., a subsidiary of Cadmus which operates within the Publisher Services segment, leases its manufacturing and distribution facility in Baltimore, Maryland from an indirect subsidiary of a company whose majority shareholder is Mr. Puri. The initial term of the lease agreement is 20 years, with options available to the tenant to extend the lease for four additional terms of five years each. For the first five years of the lease, the annual rent was $1.0 million, with the rent increasing approximately 14.5% every fifth year, so that the annual rent is currently $1.1 million and will be $1.5 million for years 16 through 20. The annual rent for the first extension term is $1.6 million. The annual rent for subsequent extension terms is to be based on fair market rent not less than $1.5 million.

Russell M. Robinson, II, a member of our board of directors, currently serves as a member of the executive committee and as chairman of the nominating and governance committee and served as chairman of the board of directors from July 1, 2000 through June 30, 2001. The firm of Robinson, Bradshaw and Hinson, P.A., of which Mr. Robinson is president and a shareholder, was retained to perform legal services for Cadmus during fiscal year 2004. It is anticipated that the firm will continue to provide legal services to Cadmus during fiscal year 2005.

From time to time, Cadmus and its subsidiaries may purchase products from or utilize services of other corporations of which a Cadmus director is a director, officer or employee. Such transactions occur in the ordinary course of business and are not deemed material.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On June 15, 2004, we sold $125.0 million in aggregate principal amount at maturity of the old notes in a private placement. The old notes were sold to the initial purchasers who in turn resold the notes to a limited number of “Qualified Institutional Buyers,” as defined under the Securities Act, and to non-U.S. persons in transactions outside the United States in reliance on Regulation S of the Securities Act.

In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes, pursuant to which we agreed to file and to use our reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the old notes for the new notes. We are making the exchange offer to fulfill our contractual obligations under that agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the exchange offer, we will issue the new notes in exchange for old notes. The terms of the new notes are identical in all material respects to those of the old notes, except that the new notes (1) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes and (2) will not have registration rights or provide for any additional interest related to the obligation to register. Please read “Description of the New Notes” for more information on the terms of the respective notes and the differences between them.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of old notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, referred to as DTC, who desires to deliver such old notes by book-entry transfer at DTC.

We make no recommendation to the holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with the advisers, if any, based on their own financial position and requirements.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the new notes in the exchange offer in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, a distribution of the new notes;

•	you do not have and to your knowledge, no one receiving new notes from you has, any arrangement or understanding with any person to participate in the distribution of the new notes;

•	you are not a broker-dealer tendering old notes acquired directly from us for your own account or if you are a broker-dealer, you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes; and

•	you are not one of our “affiliates,” as defined in Rule 405 of the Securities Act.

Terms of Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange old notes that are properly tendered at or before the expiration time and not withdrawn as permitted below. As of the date of this prospectus, $125.0 million principal amount of 8 3/8% senior subordinated notes due 2014, are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of old notes known to us. Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.

Our acceptance of the tender of old notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the old notes except that:

•	the new notes being issued in the exchange offer will have been registered under the Securities Act;

•	the new notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	the new notes being issued in the exchange offer will not contain the registration rights contained in the old notes.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 P.M., New York City time, on     . However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the offer. The term “expiration time” as used herein means the latest time and date to which we extend the exchange offer. If we decide to extend the exchange offer period, we will then delay acceptance of any old notes by giving oral or written notice of an extension to the holders of old notes as described below. During any extension period, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration time, transmit to Wachovia Bank, National Association, the exchange agent, at the address listed below under the caption “— Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if old notes are tendered in accordance with the book–entry procedures listed below, an agent’s message transmitted through DTC’s Automated Tender Offer Program, referred to as ATOP.

In addition, you must:

•	deliver certificates, if any, for the old notes to the exchange agent at or before the expiration time; or

•	deliver a timely confirmation of the book–entry transfer of the old notes into the exchange agent’s account at DTC, the book–entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book–entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of old notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The old notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the old notes must be signed exactly as the name of any registered holder appears on the old notes.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys–in–fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the person is not our affiliate, the new notes are being acquired in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the new notes. If you are a participating broker–dealer, you are representing to us that you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market–making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive.

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through DTC’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such dates.

No old notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all old notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s ATOP system may make book–entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent’s account. The tender by a holder of old notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

Although we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any original notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the old notes surrendered for exchange are tendered:

•	by a registered holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes within the meaning of Rule 17Ad-15 under the Exchange Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC’s system may make book–entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book–entry transfer of the tendered old notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book–entry transfer. The confirmation of this book–entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of new notes issued in the exchange offer may be effected through book–entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed under “— Exchange Agent” at or prior to the expiration time; or

•	comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of old notes desires to tender the old notes, and the old notes are not immediately available, or time will not permit the holder’s old notes or other required documents to reach the exchange agent before the expiration time, or the procedures for book–entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•	prior to the expiration time, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly and validly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us:

1.	stating the name and address of the holder of old notes and the amount of old notes tendered,

2.	stating that the tender is being made, and

3.	guaranteeing that within three New York Stock Exchange trading days after the expiration time, the certificates for all physically tendered old notes, in proper form for transfer, or a book–entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the certificates for all physically tendered old notes, in proper form for transfer, or a book–entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of old notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular old note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of old notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of New Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all old notes properly tendered. We will issue the new notes promptly after acceptance of the old notes. For purposes of an exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to that of the surrendered old note. As a result, registered holders of old notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the old notes, from June 15, 2004. Old notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the original notes under circumstances relating to the timing of the exchange offer.

In all cases, issuance of new notes for old notes will be made only after timely receipt by the exchange agent of:

•	certificate for the old notes, or a timely book-entry confirmation of the old notes, into the exchange agent’s account at the DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer. For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note.

Interest Payments on the New Notes

The new notes will bear interest from the most recent date to which interest has been paid on the old notes for which they were exchanged. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.

Withdrawal Rights

Tender of old notes may be properly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For a withdrawal to be effective with respect to old notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand, overnight by courier or by mail, at the address indicated under “— Exchange Agent” or, in the case of eligible institutions, at the facsimile number, or a properly transmitted “Request Message” through DTC’s ATOP system. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including certificate numbers and principal amount of the old notes;

•	contain a statement that the holder is withdrawing its election to have the old notes exchanged;

•	other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of the old notes in the name of the person withdrawing the tender; and

•	specify the name in which the old notes are registered, if different from that of the depositor.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If old notes have been tendered in accordance with the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes.

Any old notes properly withdrawn will be deemed not to have been validly tendered for exchange. New notes will not be issued in exchange unless the old notes so withdrawn are validly re-tendered.

Properly withdrawn old notes may be re-tendered by following the procedures described under “— Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Resales of New Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, we believe that new notes issued in the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders of the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the new notes are acquired in the ordinary course of the holder’s business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the new notes; and

•	the holders are not “affiliates” of ours within the meaning of Rule 405 under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange old notes for new notes will be required to represent that it meets the above three requirements.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing new notes or any broker-dealer who purchased old notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender the old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that the old notes were acquired by it as a result of market-making activities or other trading activities and agree that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of exchange notes received in exchange for private notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer.

In addition, to comply with state securities laws, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the new notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of new notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

Wachovia Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

WACHOVIA BANK, NATIONAL ASSOCIATION

By Facsimile for Eligible Institutions:	By Mail/ Overnight Courier/ Hand:	Confirm By Telephone:

(704) 590-7628 Attention: Marsha Rice	Corporate Actions – NC1153 1525 West W.T. Harris Blvd., 3C3 Charlotte, NC 28262-8522 Attention: Marsha Rice	(704) 590-7413

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The expenses of soliciting tenders pursuant to this exchange offer will be paid by us. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, new notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange Outstanding Securities

Holders who desire to tender their old notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor Cadmus is under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange.

Old notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the old notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

We do not currently anticipate that we will take any additional action to register under the Securities Act or under any state securities laws any old notes that are not tendered or tendered but not accepted. Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Holders of the new notes issued in the exchange offer and any old notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

DESCRIPTION OF THE NEW NOTES

We issued the old notes under an indenture, dated as of June 15, 2004 (the “indenture”), between us and Wachovia Bank, National Association, as trustee (the “trustee”). We will issue the new notes under the same indenture under which we issued the old notes, and the new notes will represent the same debt as the old notes for which they are exchanged.

The indenture is governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The registration rights agreement referred to under the caption “Registration Rights” sets forth the rights holders of the notes have to require us to register their notes with the SEC.

Old notes that remain outstanding after the completion of the exchange offer, together with the exchange notes, will be treated as a single class of securities under the indenture. Otherwise unqualified references herein to “notes” shall, unless the context requires otherwise, include both the old notes and the new notes, and all references to specified percentages in aggregate principal amount of the notes shall be deemed to mean, at any time after the exchange offer is completed, such percentage in aggregate principal amount of the old notes and the new notes then outstanding.

The terms of the new notes will be substantially identical to the terms of the existing notes, except that the new notes:

•	will have been registered under the Securities Act;

•	will not be subject to transfer restrictions applicable to the old notes; and

•	will not have the benefit of the registration rights agreement applicable to the old notes.

We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as a holder of the notes. Copies of the indenture and the registration rights agreement are available upon request to us at the address indicated under “Incorporation of Certain Documents By Reference.”

You can find the definitions of certain terms used in this description under the caption “— Certain Definitions.” In this description, the words “Cadmus”, “we” or “us” refer only to Cadmus Communications Corporation and not to any of its subsidiaries.

General Description of the Notes

The Notes

The new notes will mature on June 15, 2014 and will initially be issued in an aggregate principal amount of $125 million. We may issue an unlimited principal amount of additional notes from time to time after this offering subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. We will issue new notes in denominations of $1,000 and integral multiples of $1,000.

Interest on the notes accrues at the rate of 8 3/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing December 15, 2004. Cadmus will make each interest payment to the holders of record on the immediately preceding and June 1 and December 1, respectively.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date to which interest has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The notes are:

•	general unsecured obligations of Cadmus;

•	subordinated in right of payment to all existing and future senior debt of Cadmus;

•	pari passu in right of payment with any future senior subordinated indebtedness of Cadmus; and

•	guaranteed by the subsidiary guarantors.

The Subsidiary Guarantees

The notes are guaranteed, jointly and severally, by each of our principal subsidiaries as described below under “—Certain Covenants—Guarantee by Subsidiary Guarantors.” Each subsidiary guarantee of the notes is:

•	a general unsecured obligation of the subsidiary guarantor;

•	subordinated in right of payment to all existing and future senior debt of the subsidiary guarantor; and

•	pari passu in right of payment with any future senior subordinated indebtedness of the subsidiary guarantor.

As of June 15, 2004, all of our subsidiaries were “restricted subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “unrestricted subsidiaries.” Any unrestricted subsidiaries will not be subject to any of the restrictive covenants in the indenture and will not guarantee the notes.

Each subsidiary guarantee will be subordinated to the prior payment in full in cash of all senior debt of that subsidiary guarantor. The obligations of each subsidiary guarantor under its subsidiary guarantee will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance under applicable law.

Methods of Receiving Payments on the Notes

All payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders, and Cadmus or any of its subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

Subordination

The payment of principal, interest and premium and additional interest, if any, on the notes is subordinated to the prior payment in full in cash of all senior debt of Cadmus, including senior debt of Cadmus incurred after the date of the indenture.

The holders of senior debt of Cadmus will be entitled to receive payment in full in cash of all obligations due in respect of senior debt of Cadmus (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable senior debt of Cadmus) before the holders of notes will be entitled to receive any payment with respect to the notes or any distribution of assets (except that holders of notes may receive and retain permitted junior securities and payments made from the trust described under “—Legal Defeasance and Covenant Defeasance”), in the event of any distribution to creditors of Cadmus in connection with:

(1)	any liquidation or dissolution of Cadmus, whether voluntary or involuntary;

(2)	any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Cadmus or its property, whether voluntary or involuntary;

(3)	any assignment for the benefit of creditors; or

(4)	any marshaling of Cadmus’s assets and liabilities.

We also may not make any payment in respect of the notes or any distribution of assets (except in permitted junior securities or from the trust described under “—Legal Defeasance and Covenant Defeasance”) if:

(1)	a payment default on designated senior debt of Cadmus occurs and is continuing beyond any applicable grace period; or

(2)	any other default occurs and is continuing on any series of designated senior debt of Cadmus that permits holders of that series of designated senior debt of Cadmus to accelerate its maturity and the trustee receives a notice of such default (a “payment blockage notice”) from us, any agent with respect to the designated senior debt or the holders of such designated senior debt (a “nonpayment default”).

Payments on the notes may and shall be resumed:

(1)	in the case of a payment default on designated senior debt of Cadmus, upon the date on which such default is cured or waived; and

(2)	in case of a nonpayment default, the earlier of the date on which such default is cured or waived or 180 days after the date on which the applicable payment blockage notice is received by the trustee, unless the maturity of such designated senior debt of Cadmus has been accelerated.

No new payment blockage notice may be delivered unless and until:

(1)	360 days have elapsed since the delivery of the immediately prior payment blockage notice; and

(2)	all scheduled payments of principal, interest and premium and additional interest, if any, on the notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

If the trustee or any holder of the notes receives a payment in respect of the notes (except in permitted junior securities or from the trust described under “—Legal Defeasance and Covenant Defeasance”) when:

(1)	the payment is prohibited by these subordination provisions; and

(2)	the trustee or the holder has actual knowledge that the payment is prohibited;

the trustee or the holder, as the case may be, shall hold the payment in trust for the benefit of the holders of senior debt of Cadmus and shall deliver notice thereof to the agent or other representative of the holders of senior debt. Upon the proper written request of the agent or the holders of designated senior debt of Cadmus, or, if no such designated senior debt exists, the holders of senior debt of Cadmus, the trustee or the holder, as the case may be, shall deliver the amounts in trust to the holders of senior debt of Cadmus or their representative.

We must promptly notify holders of our senior debt and any agent or other representative with respect to such senior debt if payment of the notes is accelerated because of an event of default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Cadmus, holders of notes may recover less ratably than creditors of Cadmus who are holders of senior debt of Cadmus. In addition, because the subordination provisions of the indenture require that amounts otherwise payable, or assets distributable, to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less ratably than other creditors of Cadmus, including holders of trade payables in any such proceeding.

Payments under the subsidiary guarantee by each subsidiary guarantor will be subordinated to the prior payment in full in cash of all senior debt of such subsidiary guarantor, including senior debt of such subsidiary guarantor incurred after the date of the indenture, on the same basis as provided above with respect to the subordination of payments on the notes by Cadmus to the prior payment in full in cash of senior debt of Cadmus.

Optional Redemption

Except as provided below, the notes are not redeemable at our option prior to June 15, 2009. After June 15, 2009, we may redeem all or a part of the notes, subject to any restriction or other provisions relating thereto contained in any senior debt, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve month period beginning on June 15 of the years indicated below:

Year	Percentage
2009	104.188%
2010	102.792%
2011	101.396%
2012 and thereafter	100.000%

Notwithstanding the foregoing, at any time prior to June 15, 2007, we may redeem up to 35% of the aggregate principal amount of notes issued under the indenture, subject to any restriction or other provisions relating thereto contained in any senior debt, at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date, with the net cash proceeds of one or more public equity offerings; provided that:

(1)	at least 65% of the aggregate principal amount of notes originally issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Cadmus and our subsidiaries); and

(2)	the redemption must occur within 90 days of the date of the closing of such public equity offering.

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate. No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase Upon a Change of Control

If a change of control occurs, each holder of notes will have the right to require Cadmus to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder’s notes pursuant to a change of control offer on the terms set forth in the indenture. In the change of control offer, we will offer a change of control payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and additional interest, if any, thereon, to the date of purchase. Within 30 days following any change of control, we will mail a notice to each holder describing the transaction or transactions that constitute the change of control and offering to repurchase notes on the change of control payment date specified in such notice, which date shall be no earlier than 30 days and no later than 45 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control. To the extent that the provisions of any securities laws or regulations conflict with the change of control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control provisions of the indenture by virtue of such compliance.

On the change of control payment date, we will, to the extent lawful:

(1)	accept for payment all notes or portions thereof properly tendered pursuant to the change of control offer;

(2)	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions thereof being purchased by Cadmus.

The paying agent will promptly mail or wire transfer to each holder of notes so tendered the change of control payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

Prior to accepting notes for payment as provided in this “change of control” covenant, but in any event within 60 days following a change of control, we will either repay all outstanding senior debt or obtain the requisite consents, if any, under all agreements governing outstanding senior debt to permit the repurchase of notes required by this covenant. We will publicly announce the results of the change of control offer on or as soon as practicable after the change of control payment date.

The agreements governing our outstanding designated senior debt currently prohibit us from purchasing any notes, and also provide that certain change of control events with respect to us would constitute a default under these agreements. Any future credit agreements or other agreements relating to senior debt to which we become a party may contain similar restrictions and provisions. In the event a change of control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of the holders of such senior debt to the purchase of notes or could attempt to refinance any such senior debt that contains such prohibition. If we do not obtain such a consent or repay such senior debt, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, constitute a default under such senior debt. In any of the foregoing circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

The provisions described above that require us to make a change of control offer following a change of control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a change of control, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make a change of control offer upon a change of control if a third party makes the change of control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a change of control offer made by Cadmus and purchases all notes validly tendered and not withdrawn under such change of control offer.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Cadmus and our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Cadmus and our subsidiaries taken as a whole to another person or group may be uncertain.

Certain Covenants

Restricted Payments

(A)	We will not, and will not permit any of our restricted subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Cadmus’s or any of our restricted subsidiaries’ equity interests (including, without limitation, any payment in connection with any merger or consolidation involving Cadmus or any of our restricted subsidiaries) or to the direct or indirect holders of our or any of our restricted subsidiaries’ equity interests in their capacity as such (other than dividends or distributions payable (i) in equity interests (other than disqualified stock) of Cadmus or (ii) to Cadmus or a restricted subsidiary of ours);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving us) any equity interests of Cadmus or any subsidiary of ours (other than any such equity interests owned by us or any of our restricted subsidiaries);

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness that is subordinated to the notes or any subsidiary guarantee, except a payment of interest or principal at the stated maturity thereof; or

(4)	make any restricted investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “restricted payments”),

unless, at the time of and after giving effect to such restricted payment:

(1)	no default or event of default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)	we would, at the time of such restricted payment and after giving pro forma effect thereto as if such restricted payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional indebtedness pursuant to the fixed charge coverage ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3)	such restricted payment, together with the aggregate amount of all other restricted payments made by us and our restricted subsidiaries after the date of the indenture (excluding restricted payments permitted by clauses (2), (3), (5) and (7) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a)	50% of the cumulative consolidated net income of Cadmus for the period (taken as one accounting period) from April 1, 2004 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such restricted payment (or, if such cumulative consolidated net income for such period is a deficit, less 100% of such deficit), plus

(b)	100% of the aggregate net cash proceeds received by us since the date of the indenture as a contribution to its common equity capital or from the issue or sale of equity interests of Cadmus (other than disqualified stock) or from the issue or sale of convertible or exchangeable disqualified stock or convertible or exchangeable debt securities of Cadmus that have been converted into or exchanged for such equity interests (other than equity interests (or disqualified stock or debt securities) sold to a subsidiary of Cadmus); plus

(c)	to the extent that any restricted investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such restricted investment (less the cost of disposition, if any) and (ii) the initial amount of such restricted investment; provided, however, that no amount shall be included under this clause (c) to the extent it is already included in consolidated net income.

(B)	The preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

(2)	the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated indebtedness of Cadmus or any subsidiary guarantor or of any equity interests of Cadmus in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a subsidiary of Cadmus) of, equity interests of Cadmus (other than disqualified stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A);

(3)	the defeasance, redemption, repurchase or other acquisition of subordinated indebtedness of Cadmus or any subsidiary guarantor with the net cash proceeds from an incurrence of permitted refinancing indebtedness;

(4)	the payment of any dividend by a restricted subsidiary of Cadmus to the holders of our common equity interests on a pro rata basis;

(5)	investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, capital stock (other than disqualified stock) of us; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

(6)	the repurchase of capital stock deemed to occur upon the exercise of options or warrants, or lapse of restrictions on other equity interest awards to employees, if such capital stock represents all or a portion of the exercise price or award thereof;

(7)	repurchases by us of equity interests of Cadmus from employees of Cadmus or any of our subsidiaries pursuant to an equity incentive plan or repurchase program approved by the board of directors of Cadmus (or the compensation committee thereof), or from the authorized representatives of such employees upon the death or disability of such employees, in the aggregate not to exceed $1.0 million in any fiscal year;

(8)	the payment of dividends on capital stock not to exceed $3.0 million per fiscal year; or

(9)	other restricted payments in an aggregate amount not to exceed $20.0 million,

provided that, except in the case of clause (1), no event of default shall have occurred and be continuing as a consequence of such actions or payments.

The amount of all restricted payments (other than cash) shall be the fair market value on the date of the restricted payment of the asset(s) or securities proposed to be transferred or issued to or by Cadmus or such subsidiary, as the case may be, pursuant to the restricted payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the board of directors whose resolution with respect thereto shall be delivered to the trustee. The board of directors’ determination must be based upon an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any restricted payment (other than restricted payments permitted under clauses (B)(1) through (B)(9) above), we shall deliver to the trustee an officers’ certificate stating that such restricted payment is permitted and setting forth the basis upon which the calculations required by this “restricted payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

We will not, and will not permit any of our restricted subsidiaries to, directly or indirectly, incur any indebtedness (including acquired debt), and we will not permit any of our restricted subsidiaries that are not subsidiary guarantors to issue any preferred stock; provided, however, that if no event of default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such indebtedness, Cadmus and any subsidiary guarantor may incur indebtedness (including acquired debt), if the fixed charge coverage ratio for Cadmus’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional indebtedness had been incurred at the beginning of such four quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of indebtedness (collectively, “permitted debt”):

(1)	the incurrence by Cadmus or any subsidiary guarantor of indebtedness under credit facilities in an aggregate principal amount at any one time outstanding (with letters of credit issued under the credit facilities being deemed to have a principal amount equal to the maximum potential liability of Cadmus and our restricted subsidiaries thereunder) not to exceed $100 million, less (i) the aggregate amount of all net proceeds of asset sales applied by Cadmus or any restricted subsidiary to permanently repay any such indebtedness (and, in the case of any revolving credit indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant “asset sales” and (ii) the aggregate amount of indebtedness of securitization entities in qualified securitization transactions at the time outstanding, to the extent that the proceeds from such indebtedness are not used (within five business days after the incurrence of such indebtedness) to make mandatory principal payments or required permanent repayments in accordance with clause (i) above;

(2)	existing indebtedness;

(3)	the incurrence by Cadmus and the subsidiary guarantors of indebtedness represented by the notes and the related subsidiary guarantees issued on the date of the indenture and the new notes and the related subsidiary guarantees issued pursuant to the registration rights agreement;

(4)	the incurrence by Cadmus or any subsidiary guarantor of indebtedness represented by capital lease obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Cadmus or such subsidiary guarantor, in an aggregate principal amount, including all permitted refinancing indebtedness incurred to refund, refinance or replace any indebtedness incurred pursuant to this clause (4), not to exceed $7.5 million at any time outstanding;

(5)	the incurrence by Cadmus or any restricted subsidiary of permitted refinancing indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace indebtedness (other than intercompany indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (8) of this paragraph;

(6)	the incurrence by Cadmus or any of our restricted subsidiaries of intercompany indebtedness owing to and held by Cadmus or any of our wholly owned restricted subsidiaries; provided, however, that:

(a)	if Cadmus or any subsidiary guarantor is the obligor on such indebtedness and such indebtedness is owned to a restricted subsidiary that is not a guarantor, such indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, in the case of Cadmus, or the subsidiary guarantee, in the case of a subsidiary guarantor;

(b)	(i) any subsequent issuance or transfer of equity interests that results in any such indebtedness being held by a person other than Cadmus or a wholly owned restricted subsidiary and (ii) any sale or other transfer of any such indebtedness to a person that is not either Cadmus or a wholly owned restricted subsidiary, shall be deemed, in each case, to constitute an incurrence of such indebtedness by Cadmus or such restricted subsidiary, as the case may be, that was not permitted by this clause (6); and

(c)	indebtedness owed to Cadmus or any subsidiary guarantor must be evidenced by an unsubordinated promissory note.

(7)	the guarantee by Cadmus or any subsidiary guarantors of indebtedness of Cadmus or a restricted subsidiary that was permitted to be incurred by another provision of this covenant;

(8)	the incurrence by Cadmus or any restricted subsidiary of additional indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all permitted refinancing indebtedness incurred to refund, refinance or replace any indebtedness incurred pursuant to this clause (8), not to exceed $20.0 million;

(9)	indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such indebtedness is extinguished within two business days of incurrence;

(10)	the incurrence by a securitization entity of indebtedness in a qualified securitization transaction that is not recourse to Cadmus or any subsidiary (except for standard securitization undertakings); and

(11)	(i) indebtedness of Cadmus or any of our restricted subsidiaries under agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Cadmus or any of our restricted subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business or assets, so long as the principal amount does not exceed the gross proceeds actually received by Cadmus or any restricted subsidiary in connection with such disposition, and (ii) indebtedness of Cadmus of any of our restricted subsidiaries represented by letters of credit for the account of Cadmus or such restricted subsidiary, as the case may be, issued in the ordinary course of business of Cadmus or such restricted subsidiary to provide security for workers’ compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business.

For purposes of determining compliance with this “incurrence of indebtedness and issuance of preferred stock” covenant, in the event that any proposed indebtedness meets the criteria of more than one of the categories of permitted debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, we will be permitted to classify on the date of its incurrence such item of indebtedness in any manner that complies with this covenant. Indebtedness under the credit agreement outstanding on the date on which notes are first issued under the indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of permitted debt.

Notwithstanding any other provision of this “limitation on indebtedness and issuance of preferred stock” covenant, the maximum amount of indebtedness that may be incurred pursuant to this “limitation on indebtedness and issuance of preferred stock” covenant will not be deemed to be exceeded, with respect to any outstanding indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Asset Sales

We will not, and will not permit any of our restricted subsidiaries to, consummate an asset sale unless:

(1)	Cadmus (or the restricted subsidiary, as the case may be) receives consideration at the time of such asset sale at least equal to the fair market value of the assets or equity interests issued or sold or otherwise disposed of;

(2)	such fair market value is determined by our board of directors and evidenced by a resolution of the board of directors set forth in an officers’ certificate delivered to the trustee (it being understood that this requirement to deliver an officers’ certificate shall be deemed satisfied so long as such officers’ certificate is delivered to the trustee on a quarterly basis with respect to transactions occurring within the preceding three months); and

(3)	at least 75% of the consideration therefor received by Cadmus or such restricted subsidiary is in the form of cash or replacement assets or a combination of both. For purposes of this provision, each of the following shall be deemed to be cash:

(a)	any liabilities (as shown on Cadmus’s or such restricted subsidiary’s most recent balance sheet) of Cadmus or any restricted subsidiary (other than contingent liabilities and liabilities that are by their terms pari passu or subordinated to the notes or any subsidiary guarantee and liabilities that are owed to Cadmus or any affiliate of Cadmus) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases Cadmus or such restricted subsidiary from further liability; and

(b)	any securities, notes or other obligations received by Cadmus or any such restricted subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Cadmus or such restricted subsidiary into cash (to the extent of the cash received in that conversion).

Within 360 days after the receipt of any net proceeds from an asset sale, we may apply such net proceeds at our option:

(1)	to repay senior debt and, if the senior debt repaid is revolving credit indebtedness, to correspondingly reduce commitments with respect thereto; or

(2)	to purchase replacement assets or to make a capital expenditure in or that is used or useful in a permitted business.

Pending the final application of any such net proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest such net proceeds in any manner that is not prohibited by the indenture.

Any net proceeds from asset sales that are not applied or invested as provided in the preceding paragraph will constitute “excess proceeds.” Within 30 days after the aggregate amount of excess proceeds exceeds $5.0 million, we will make an asset sale offer to all holders of notes and all holders of other indebtedness that is pari passu with the notes or any subsidiary guarantee containing provisions similar to those set forth in the indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu indebtedness that may be purchased out of the excess proceeds. The offer price in any asset sale offer will be equal to 100% of principal amount plus accrued and unpaid interest and additional interest, if any, to the date of purchase, and will be payable in cash. If any excess proceeds remain after consummation of an asset sale offer, we may use such excess proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other pari passu indebtedness tendered into such asset sale offer exceeds the amount of excess proceeds, the trustee shall select the notes and such other pari passu indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other pari passu indebtedness tendered. Upon completion of each asset sale offer, the amount of excess proceeds shall be reset at zero.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an asset sale offer. To the extent that the provisions of any securities laws or regulations conflict with the asset sales provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the asset sale provisions of the indenture by virtue of such conflict.

The agreements governing our outstanding designated senior debt currently prohibit us from purchasing any notes, and also provide that certain asset sale events with respect to Cadmus would constitute a default under these agreements. Any future credit agreements or other agreements relating to senior debt to which Cadmus becomes a party may contain similar restrictions and provisions. In the event an asset sale occurs at a time when Cadmus is prohibited from purchasing notes, we could seek the consent of the holders of its senior debt to the purchase of notes or could attempt to refinance any such senior debt that contain such prohibition. If we do not obtain such a consent or repay such senior debt, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, constitute a default under such senior debt. In any of the foregoing circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

Limitation on Senior Subordinated Debt

We will not incur any indebtedness that is subordinate or junior in right of payment to any of our senior debt unless it is pari passu or subordinate in right of payment to the notes. No subsidiary guarantor will incur any indebtedness that is subordinate or junior in right of payment to the senior debt of such subsidiary guarantor unless it is pari passu or subordinate in right of payment to such subsidiary guarantor’s subsidiary guarantee.

Liens

We will not, and will not permit any of our restricted subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any lien of any kind securing indebtedness (other than permitted liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured equally and ratably with (or, in the event such indebtedness is subordinated in right of payment to the notes or the applicable subsidiary guarantee, prior to) the indebtedness so secured until such time as such indebtedness is no longer secured by a lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

We will not, and will not permit any of our restricted subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any restricted subsidiary to:

(1)	pay dividends or make any other distributions on its capital stock to Cadmus or any of our restricted subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Cadmus or any of our restricted subsidiaries;

(2)	make loans or advances to Cadmus or any of our restricted subsidiaries; or

(3)	transfer any of its properties or assets to Cadmus or any of our restricted subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under, by reason of or with respect to:

(1)	the credit agreement, existing indebtedness or any other agreements in effect on the date of the indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the indenture;

(2)	the indenture, the notes and the subsidiary guarantees;

(3)	applicable law;

(4)	any person, or the property or assets of such person, acquired by Cadmus or any of our restricted subsidiaries, existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any person or the properties or assets of any person, other than the person, or the property or assets of such person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5)	indebtedness or other contractual requirements of a securitization entity in connection with a qualified securitization transaction or the charter documents of such securitization entity; provided that, in any case, such restrictions apply only to such securitization entity;

(6)	in the case of clause (3) of the first paragraph of this covenant, encumbrances or restrictions:

(a)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or lien on, any property or assets of Cadmus or any restricted subsidiary not otherwise prohibited by the indenture, or

(c)	arising or agreed to in the ordinary course of business, not relating to any indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Cadmus or any restricted subsidiary in any manner material to Cadmus or any restricted subsidiary;

(7)	any agreement for the sale or other disposition of all or substantially all of the capital stock of, or property and assets of, a restricted subsidiary; and

(8)	permitted refinancing indebtedness, provided that the restrictions contained in the agreements governing such permitted refinancing indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the indebtedness being refinanced.

Transactions with Affiliates

We will not, and will not permit any of our restricted subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate (each, an “affiliate transaction”), unless:

(1)	such affiliate transaction is on terms that are no less favorable to Cadmus or the relevant restricted subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Cadmus or such restricted subsidiary with a person that is not an affiliate of ours; and

(2)	we deliver to the trustee:

(a)	with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $1.0 million, a resolution of the board of directors set forth in an officers’ certificate certifying that such affiliate transaction or series of related affiliate transactions complies with this covenant and that such affiliate transaction or series of related affiliate transactions has been approved by a majority of the disinterested members of the board of directors; and

(b)	with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Cadmus or such restricted subsidiary of such affiliate transaction or series of related affiliate transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be affiliate transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	transactions between or among Cadmus and/or our restricted subsidiaries;

(2)	payment of reasonable and customary directors fees and reasonable and customary indemnification and similar arrangements;

(3)	restricted payments that are permitted by the provisions of the indenture described above under the caption “—Restricted Payments”;

(4)	any sale of capital stock (other than disqualified stock) of Cadmus;

(5)	any agreement as in effect as of June 15, 2004 or any amendment thereto, any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such agreement is disclosed in this Prospectus and any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on June 15, 2004; and

(6)	transactions effected as part of a qualified securitization transaction.

Designation of Restricted and Unrestricted Subsidiaries

The board of directors of Cadmus may designate any restricted subsidiary to be an unrestricted subsidiary; provided that:

(1)	any guarantee by Cadmus or any restricted subsidiary of any indebtedness of the subsidiary being so designated will be deemed to be an incurrence of indebtedness by Cadmus or such restricted subsidiary (or both, if applicable) at the time of such designation, and such incurrence of indebtedness would be permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	the aggregate fair market value of all outstanding investments owned by Cadmus and our restricted subsidiaries in the subsidiary being so designated (including any guarantee by Cadmus or any restricted subsidiary of any indebtedness of the such subsidiary) will be deemed to be a restricted investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3)	the subsidiary being so designated:

(a)	is a person with respect to which neither Cadmus nor any of our restricted subsidiaries has any direct or indirect obligation, other than pursuant to standard securitization undertakings, (i) to subscribe for additional equity interests or (ii) to maintain or preserve such person’s financial condition or to cause such person to achieve any specified levels of operating results; and

(b)	has no indebtedness a default with respect to which (including any right which the holders thereof may have to take enforcement action against such subsidiary) would permit (upon notice, lapse of time or both) any holder of any other indebtedness of Cadmus or any of our restricted subsidiaries to declare a default on such other indebtedness of Cadmus or our restricted subsidiaries or cause the payment thereof to be accelerated or payable prior to its final stated maturity; and

(c)	does not own any capital stock of, or hold any liens on any property of, Cadmus or any restricted subsidiary; and

(4)	no default or event of default would be in existence following such designation.

Any designation of a restricted subsidiary of Cadmus as an unrestricted subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the indenture.

The board of directors of Cadmus may at any time designate any unrestricted subsidiary to be a restricted subsidiary; provided that:

(1)	such designation shall be deemed to be an incurrence of indebtedness by a restricted subsidiary of Cadmus of any outstanding indebtedness of such unrestricted subsidiary and such designation shall only be permitted if such indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2)	all outstanding investments owned by such unrestricted subsidiary will be deemed to be made as of the time of such designation and such investments shall only be permitted if such investments would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(3)	all liens of such unrestricted subsidiary existing at the time of such designation would be permitted under the caption “—Certain Covenants – Liens”; and

(4)	no default or event of default would be in existence following such designation.

Guarantee by Subsidiary Guarantors

Cadmus will not permit any of our restricted subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other indebtedness of Cadmus, unless such restricted subsidiary is a subsidiary Guarantor or simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the notes by such restricted subsidiary, which subsidiary guarantee shall be senior to or pari passu with such subsidiary’s guarantee of or pledge to secure such other indebtedness unless such other indebtedness is senior debt, in which case the subsidiary guarantee of the notes may be subordinated to the guarantee of such senior debt to the same extent as the notes are subordinated to such senior debt. The form of the supplemental indenture evidencing such guarantee will be attached as an exhibit to the indenture.

A subsidiary guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such subsidiary guarantor is the surviving person), another person, other than Cadmus or another subsidiary guarantor, unless:

(1)	immediately after giving effect to that transaction, no default or event of default exists; and

(2)	either:

(a)	the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that subsidiary guarantor under the indenture, its subsidiary guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b)	such sale or other disposition complies with the “asset sale” provisions of the indenture, including the application of the net proceeds therefrom.

The subsidiary guarantee of a subsidiary guarantor will be released:

(1)	in connection with any sale or other disposition of all of the capital stock of a subsidiary guarantor to a person that is not (either before or after giving effect to such transaction) a restricted subsidiary of Cadmus, if the sale or other disposition complies with the “asset sale” provisions of the indenture;

(2)	if Cadmus properly designates any restricted subsidiary that is a subsidiary guarantor as an unrestricted subsidiary; or

(3)	in connection with the release or discharge of the guarantee which resulted in the creation of such subsidiary guarantee pursuant to the first paragraph of this covenant, except a discharge or release by, or as a result of, a payment under such guarantee.

Merger, Consolidation or Sale of Assets

Cadmus will not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not Cadmus is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Cadmus and its subsidiaries taken as a whole, in one or more related transactions, to another person or persons, unless:

(1)	either: (a) Cadmus is the surviving corporation; or (b) the person formed by or surviving any such consolidation or merger (if other than Cadmus) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of Cadmus, as the case may be, under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(2)	immediately after giving effect to such transaction no default or event of default exists;

(3)	immediately after giving effect to such transaction on a pro forma basis, Cadmus or the person formed by or surviving any such consolidation or merger (if other than Cadmus), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

(a)	will have consolidated net worth immediately after the transaction equal to or greater than the consolidated net worth of Cadmus immediately preceding the transaction; and

(b)	will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional indebtedness pursuant to the fixed charge coverage ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(4)	each subsidiary guarantor, unless such subsidiary guarantor is the person with which Cadmus has entered into a transaction under this “merger, consolidation or sale of assets” covenant, shall have by amendment to its subsidiary guarantee confirmed that its subsidiary guarantee shall apply to the obligations of Cadmus or the surviving person in accordance with the notes and the indenture.

In addition, neither Cadmus nor any restricted subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other person. Clause (3) above of this “merger, consolidation or sale of assets” covenant will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among Cadmus and any of our restricted subsidiaries.

Business Activities

Cadmus will not, and will not permit any restricted subsidiary to, engage in any business other than permitted businesses, except to such extent as would not be material to Cadmus and our restricted subsidiaries taken as a whole.

Payments for Consent

Cadmus will not, and will not permit any of our restricted subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, Cadmus will furnish to the trustee, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Cadmus were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Cadmus’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Cadmus were required to file such reports.

In addition, whether or not required by the SEC, Cadmus will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request. In addition, Cadmus and the subsidiary guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If Cadmus has designated any of its significant subsidiaries as unrestricted subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Cadmus and our restricted subsidiaries separate from the financial condition and results of operations of the unrestricted subsidiaries of Cadmus.

Events of Default and Remedies

Each of the following is an event of default:

(1)	default for 30 days in the payment when due of interest (including any additional interest) on the notes whether or not prohibited by the subordination provisions of the indenture;

(2)	default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the notes (including the failure to make a payment to purchase notes tendered pursuant to a change of control offer or an asset sale offer), whether or not prohibited by the subordination provisions of the indenture;

(3)	failure by Cadmus or any of our restricted subsidiaries for 30 days after written notice by the trustee or holders representing 25% or more of the aggregate principal amount of notes outstanding to comply with any of the other agreements in the indenture;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Cadmus or any of our restricted subsidiaries (other than a securitization entity) or the payment of which is guaranteed by Cadmus or any of our restricted subsidiaries, whether such indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness at final maturity thereof; or

(b)	results in the acceleration of such indebtedness prior to its final maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a similar default aggregates $10.0 million or more;

(5)	failure by Cadmus or any of our restricted subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(6)	except as permitted by the indenture, any subsidiary guarantee of a significant subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such subsidiary guarantor, or any person acting on behalf of any such subsidiary guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and

(7)	certain events of bankruptcy or insolvency with respect to Cadmus or any significant subsidiary of Cadmus (or any subsidiaries that together would constitute a significant subsidiary).

In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to Cadmus or any significant subsidiary of Cadmus (or any subsidiaries that together would constitute a significant subsidiary), all outstanding notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by notice in writing to Cadmus specifying the respective event of default; provided, however, that so long as any indebtedness permitted to be incurred pursuant to the credit agreement shall be outstanding, the acceleration shall not be effective until the earlier of (1) an acceleration of indebtedness under the credit agreement; or (2) five business days after receipt by Cadmus and the agent under the credit agreement of written notice of the acceleration of the notes.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any default or event of default (except a default or event of default relating to the payment of principal or interest or additional interest) if it determines that withholding notice is in their interest.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest or additional interest on, or the principal of, the notes. The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:

(1)	the holder gives the trustee written notice of a continuing event of default;

(2)	the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4)	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium or additional interest, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

In the case of any event of default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Cadmus with the intention of avoiding payment of the premium that Cadmus would have had to pay if Cadmus then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an event of default occurs during any time that the notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Cadmus with the intention of avoiding the prohibition on redemption of the notes, then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

Cadmus is required to deliver to the trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, Cadmus is required to deliver to the trustee a statement specifying such default or event of default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Cadmus or any subsidiary guarantor, as such, shall have any liability for any obligations of Cadmus or the subsidiary guarantors under the notes, the indenture, the subsidiary guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Cadmus may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the subsidiary guarantors discharged with respect to their subsidiary guarantees (“legal defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on such notes when such payments are due from the trust referred to below;

(2)	Cadmus’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Cadmus’s and the subsidiary guarantor’s obligations in connection therewith; and

(4)	the legal defeasance provisions of the indenture.

In addition, Cadmus may, at its option and at any time, elect to have the obligations of Cadmus and the subsidiary guarantors released with respect to certain covenants that are described in the indenture (“covenant defeasance”) and thereafter any omission to comply with those covenants shall not constitute a default or event of default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “events of default” will no longer constitute an event of default with respect to the notes.

In order to exercise either legal defeasance or covenant defeasance:

(1)	Cadmus must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium and additional interest, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Cadmus must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of legal defeasance, Cadmus shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Cadmus has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)	in the case of covenant defeasance, Cadmus shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)	no default or event of default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Cadmus or any of its subsidiaries is a party or by which Cadmus or any of its subsidiaries is bound;

(6)	Cadmus must have delivered to the trustee an opinion of counsel to the effect that, (1) assuming no intervening bankruptcy of Cadmus or any subsidiary guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder is an “insider” of Cadmus under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any applicable state bankruptcy, insolvency, reorganization or similar state law affecting creditors and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7)	Cadmus must deliver to the trustee an officers’ certificate stating that the deposit was not made by Cadmus with the intent of preferring the holders of notes over the other creditors of Cadmus with the intent of defeating, hindering, delaying or defrauding creditors of Cadmus or others;

(8)	if the notes are to be redeemed prior to their stated maturity, Cadmus must deliver to the trustee irrevocable instructions to redeem all of the notes on the specified redemption date; and

(9)	Cadmus must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions, or waive any payment, with respect to the redemption of the notes;

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)	waive a default or event of default in the payment of principal of, or interest or premium, or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than U.S. dollars;

(6)	make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or additional interest, if any, on the notes;

(7)	release any subsidiary guarantor from any of its obligations under its subsidiary guarantee or the indenture, except in accordance with the terms of the indenture;

(8)	impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the subsidiary guarantees;

(9)	amend, change or modify the obligation of Cadmus to make and consummate an asset sale offer with respect to any asset sale in accordance with the “—Certain Covenants—Asset Sales” covenant or the obligation of Cadmus to make and consummate a change of control offer in the event of a change of control in accordance with the “repurchase upon a change of control” covenant, including, in each case, amending, changing or modifying any definition relating thereto;

(10)	except as otherwise permitted under the “merger, consolidation or sale of assets” covenant, consent to the assignment or transfer by Cadmus or any subsidiary guarantor of any of their rights or obligations under the indenture;

(11)	amend or modify any of the provisions of the indenture or the related definitions affecting the subordination or ranking of the notes or any subsidiary guarantee in any manner adverse to the holders of the notes or any subsidiary guarantee; or

(12)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Cadmus and the trustee may amend or supplement the indenture or the notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Cadmus’s or any subsidiary guarantor’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Cadmus’s or such subsidiary guarantor’s assets;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to comply with the provision described under “Guarantee by Subsidiary Guarantors”; or

(7)	to evidence and provide for the acceptance of appointment by a successor trustee.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Cadmus) have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Cadmus or any subsidiary guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2)	no default or event of default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Cadmus or any subsidiary guarantor is a party or by which Cadmus or any subsidiary guarantor is bound;

(3)	Cadmus or any subsidiary guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	Cadmus has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Cadmus must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Cadmus or any subsidiary guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The indenture provides that in case an event of default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry; Delivery and Form

We will issue new notes in exchange for existing notes currently represented by one or more fully registered global notes. The new notes will be represented by one or more fully registered global notes, and will be deposited upon issuance with DTC or a nominee of DTC.

We will issue new notes in certified form without interest coupons in exchange for existing notes which were issued originally in certified form without interest coupons.

The new notes will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in such new notes will therefore be required by DTC to settle in immediately available funds. We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the new notes.

So long as DTC, or its nominee, is the registered owner or holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. No beneficial owners of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture and, if applicable, the Euroclear or Cedel.

Payments of the principal of, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Cadmus, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Neither Cadmus, nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, we will issue definitive notes in exchange for the global notes.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired debt” means, with respect to any specified person:

(1)	indebtedness of any other person existing at the time such other person is merged with or into, or becomes a subsidiary of, such specified person, whether or not such indebtedness is incurred in connection with, or in contemplation of, such other person merging with or into, or becoming a subsidiary of, such specified person; and

(2)	indebtedness secured by a lien encumbering any asset acquired by such specified person.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control,” as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings. Notwithstanding the foregoing, no person (other than Cadmus or any subsidiary of Cadmus) in whom a securitization entity makes an investment in connection with a qualified securitization transaction shall be deemed to be an affiliate of Cadmus or any of its subsidiaries solely by reason of such investment.

“Asset sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Cadmus and our restricted subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase upon a Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the asset sale covenant; and

(2)	the issuance of equity interests by any of Cadmus’s restricted subsidiaries or the sale by Cadmus or any restricted subsidiary of equity interests in any of its subsidiaries.

Notwithstanding the preceding, the following items shall be deemed not to be asset sales:

(1)	any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

(2)	a transfer of assets between or among Cadmus and our restricted subsidiaries;

(3)	an issuance of equity interests by a restricted subsidiary to Cadmus or to another restricted subsidiary;

(4)	the sale or lease of equipment, inventory or other assets in the ordinary course of business;

(5)	the sale of accounts receivable and related assets (including contract rights) of the type specified in the definition of “qualified securitization transaction” to a securitization entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP (for the purposes of this clause (5), purchase money notes shall be deemed to be cash);

(6)	the transfer of accounts receivable and related assets (including contract rights) of the type specified in the definition of qualified securitization transaction (or a fractional undivided interest therein) by a securitization entity in a qualified securitization transaction;

(7)	the sale or other disposition of cash equivalents;

(8)	a restricted payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”; and

(9)	any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of Cadmus or our restricted subsidiaries.

“Attributable debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “beneficially owns” and “beneficially owned” shall have a corresponding meaning.

“Board of directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)	with respect to any other person, the board or committee of such person serving a similar function.

“Capital lease obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Cash equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; and

(6)	money market funds at least 95% of the assets of which constitute cash equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Cadmus and our restricted subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of Cadmus;

(3)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate beneficial owner, directly or indirectly, of 50% or more of the voting power of the voting stock of Cadmus;

(4)	the first day on which a majority of the members of the board of directors of Cadmus are not continuing directors; or

(5)	Cadmus consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into Cadmus, in any such event pursuant to a transaction in which any of the outstanding voting stock of Cadmus or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of Cadmus outstanding immediately prior to such transaction is converted into or exchanged for voting stock (other than disqualified stock) of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person (immediately after giving effect to such issuance).

“Consolidated cash flow” means, with respect to any specified person for any period, the consolidated net income of such person for such period plus:

(1)	provision for taxes based on income or profits of such person and our restricted subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such consolidated net income; plus

(2)	fixed charges to the extent deducted in computing such consolidated net income; plus

(3)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such person and its subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such consolidated net income; minus

(4)	non-cash items increasing such consolidated net income for such period, other than the accrual of revenue consistent with past practice, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the fixed charges and the depreciation and amortization and other non-cash expenses of, a restricted subsidiary of Cadmus shall be added to consolidated net income to compute consolidated cash flow of Cadmus only to the extent that a corresponding amount of consolidated net income of such restricted subsidiary would be permitted to be dividended to Cadmus by such restricted subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that subsidiary or its stockholders.

“Consolidated net income” means, with respect to any specified person for any period, the aggregate of the net income of such person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	after-tax gains from asset sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto shall be excluded;

(2)	after-tax items classified as extraordinary, unusual or nonrecurring, excluding any item or items that require an accrual of or a reserve for cash charges for any future period shall be excluded;

(3)	the net income (but not loss) of any person that is not a restricted subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified person or a wholly owned restricted subsidiary thereof;

(4)	the net income of any restricted subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that restricted subsidiary of that net income is not permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that restricted subsidiary or its equityholders;

(5)	the net income of any person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(6)	the cumulative effect of a change in accounting principles shall be excluded;

(7)	premiums paid and expensed during such period in connection with the refinancing of all or substantially all of Cadmus’s 9 3/4% notes in a single transaction or series of transactions and any written-off deferred loan costs during such period in connection with any such refinancing shall be excluded;

(8)	any non-cash compensation expense realized for grants of performance shares or stock options to officers, directors or employees of Cadmus or any restricted subsidiary shall be excluded, provided that such shares or options can be redeemed at the option of the holders thereof for capital stock of Cadmus (other than disqualified stock); and

(9)	the net income (but not loss) of any unrestricted subsidiary shall be excluded, whether or not distributed to the specified person or one of its subsidiaries.

“Consolidated net worth” means, with respect to any specified person as of any date, the sum of:

(1)	the consolidated equity of the common stockholders of such person and its consolidated restricted subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of Cadmus and our restricted subsidiaries (which shall be as of a date not more than 90 days prior to the date of computation, and which shall not take into account unrestricted subsidiaries); plus

(2)	the respective amounts reported on such person’s balance sheet as of such date with respect to any series of preferred stock (other than disqualified stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock.

“Continuing directors” means, as of any date of determination, any member of the board of directors of Cadmus who:

(1)	was a member of such board of directors on the date of the indenture; or

(2)	was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such Board at the time of such nomination or election.

“Credit agreement” means that certain credit agreement, dated as of January 28, 2004, by and among Cadmus, the guarantor subsidiaries named therein, Wachovia Bank, National Association, as Administrative Agent, Wachovia Capital Markets, LLC, as Lead Arranger, Bank of America, National Association, as Co-Lead Arranger and the other lenders named therein, including any related letters of credit, notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced from time to time (including increasing the amount of available borrowings thereunder, provided any such increase complies with the covenant “—Incurrence of Indebtedness and Issuance of Preferred Stock”) by one or more credit facilities, in which case, the credit agreement or similar agreement together with all other documents and instruments related shall constitute the “credit agreement,” whether with the same or new agents and lenders.

“Credit facilities” means, one or more debt facilities (including, without limitation, the credit agreement (and any hedging arrangements with the lenders thereunder or affiliates of such lenders, secured by the collateral securing Cadmus’s obligations under the credit agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through a qualified securitization transaction) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by one or more of such facilities, whether with the same or new banks and lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an event of default.

“Designated senior debt” means:

(1)	any indebtedness outstanding under the credit facilities; and

(2)	after payment in full of all obligations under the credit facilities, any other senior debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Cadmus as “designated senior debt.”

“Disqualified stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the notes mature. Notwithstanding the preceding sentence, any capital stock that would constitute disqualified stock solely because the holders thereof have the right to require Cadmus to repurchase such capital stock upon the occurrence of a change of control or an asset sale shall not constitute disqualified stock if the terms of such capital stock provide that Cadmus may not repurchase or redeem any such capital stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “disqualified stock” shall also include any options, warrants or other rights that are convertible into disqualified stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the notes mature.

“Domestic restricted subsidiary” means any restricted subsidiary of Cadmus that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Equity interests” means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

“Existing indebtedness” means the aggregate principal amount of indebtedness of Cadmus and its subsidiaries (other than indebtedness under the credit agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors, whose determination shall be conclusive if evidenced by a board resolution.

“Fixed charges” means, with respect to any specified person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such person and its subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, imputed interest with respect to attributable debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to hedging obligations; provided that any amount with respect to the non-cash amortization or write-off of deferred financing costs shall be excluded from consolidated interest expense; plus

(2)	the consolidated interest of such person and our restricted subsidiaries that was capitalized during such period; plus

(3)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of disqualified stock or preferred stock of such person or any of our restricted subsidiaries, other than dividends on equity interests payable solely in equity interests of Cadmus (other than disqualified stock) or to Cadmus or a restricted subsidiary of Cadmus, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed charge coverage ratio” means with respect to any specified person for any period, the ratio of the consolidated cash flow of such person for such period to the fixed charges of such person for such period. In the event that the specified person or any of its subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the fixed charge coverage ratio is being calculated and on or prior to the date on which the event for which the calculation of the fixed charge coverage ratio is made (the “calculation date”), then the fixed charge coverage ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the fixed charge coverage ratio:

(1)	acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any person that have been made by the specified person or any of our restricted subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and consolidated cash flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

(2)	the consolidated cash flow attributable to discontinued operations, as determined in accordance with GAAP shall be excluded;

(3)	the fixed charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such fixed charges will not be obligations of the specified person or any of its subsidiaries following the calculation date; and

(4)	consolidated interest expense attributable to interest on any indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the calculation date (taking into account any interest rate option, swap, cap or similar agreement applicable to such indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such indebtedness) had been the applicable rate for the entire period.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on June 15, 2004.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness.

“Hedging obligations” means, with respect to any specified person, the obligations of such person under:

(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates; and

(2)	foreign exchange contracts, currency swap agreements and other agreements or arrangements designed to protect such person against fluctuations in foreign currency exchange rates.

“Incur” means, with respect to any indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such indebtedness; provided that (1) any indebtedness of a person existing at the time such person becomes a restricted subsidiary will be deemed to be incurred by such restricted subsidiary at the time it becomes a restricted subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional indebtedness (to the extent provided for when the indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of indebtedness.

“Indebtedness” means, with respect to any specified person, any indebtedness of such person, whether or not contingent, in respect of:

(1)	borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations described in clause (5) below entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement);

(3)	banker’s acceptances;

(4)	capital lease obligations and attributable debt;

(5)	the balance deferred and unpaid of the purchase price of any property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except any such balance that constitutes an accrued expense or trade payable;

(6)	hedging obligations, other than hedging obligations that are incurred for the purpose of protecting Cadmus or our restricted subsidiaries against fluctuations in interest rates or foreign currency exchange rates, and not for speculative purposes, and that do not increase the indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(7)	disqualified stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “indebtedness” includes (x) all indebtedness of others secured by a lien on any asset of the specified person (whether or not such indebtedness is assumed by the specified person), provided that the amount of such indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified person of any indebtedness of any other person. For purposes hereof, the “maximum fixed repurchase price” of any disqualified stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such disqualified stock as if such disqualified stock were purchased on any date on which indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such disqualified stock, such fair market shall be determined in good faith by the board of directors of the issuer of such disqualified stock.

The amount of any indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)	the accreted value thereof, in the case of any indebtedness issued with original issue discount; and

(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other indebtedness;

provided that the obligation to repay money borrowed and set aside at the time of the incurrence of any indebtedness in order to pre-fund the payment of the interest on such indebtedness shall be deemed not to be “Indebtedness” so long as such money is held to secure the payment of such interest.

“Investments” means, with respect to any person, all direct or indirect investments by such person in other persons (including affiliates) in the forms of loans or other extensions of credit (including guarantees or other arrangements, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Cadmus or our restricted subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of indebtedness, equity interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If Cadmus or any restricted subsidiary of Cadmus sells or otherwise disposes of any equity interests of any direct or indirect restricted subsidiary of Cadmus such that, after giving effect to any such sale or disposition, such person is no longer a restricted subsidiary of Cadmus, Cadmus shall be deemed to have made an investment on the date of any such sale or disposition equal to the fair market value of the investment in such restricted subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Cadmus or any restricted subsidiary of Cadmus of a person that holds an investment in a third person shall be deemed to be an investment by Cadmus or such restricted subsidiary in such third person in an amount equal to the fair market value of the investment held by the acquired person in such third person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net income” means, with respect to any specified person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net proceeds” means the aggregate cash proceeds received by Cadmus or any of our restricted subsidiaries in respect of any asset sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any asset sale), net of the direct costs relating to such asset sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of indebtedness, secured by a lien on the asset or assets that were the subject of such asset sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“9 3/4% notes” means Cadmus’s 9 3/4% senior subordinated notes due 2009 issued pursuant to an indenture dated as of June 1, 1999 among Cadmus, the subsidiary guarantors party thereto and Wachovia Bank, National Association (formerly First Union National Bank), as trustee.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

“Permitted business” means any business conducted or proposed to be conducted by Cadmus and our restricted subsidiaries on the date of the indenture and other businesses reasonably similar, related or ancillary thereto or constituting a reasonable extension, development or expansion thereof.

“Permitted investments” means:

(1)	any investment in Cadmus or in a wholly owned restricted subsidiary of Cadmus that is a subsidiary guarantor;

(2)	any investment in cash equivalents;

(3)	any investment by Cadmus or any restricted subsidiary of Cadmus in a person, if as a result of such investment:

(a)	such person becomes a wholly owned restricted subsidiary of Cadmus that is a subsidiary guarantor; or

(b)	such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Cadmus or a wholly owned restricted subsidiary of Cadmus that is a subsidiary guarantor;

(4)	any investment made as a result of the receipt of non-cash consideration from an asset sale that was made pursuant to and in compliance with the covenant described above under the caption “—Certain Covenants—Asset Sales”;

(5)	investments acquired solely in exchange for the issuance of equity interests (other than disqualified stock) of Cadmus;

(6)	hedging obligations that are incurred for the purpose of protecting Cadmus or our restricted subsidiaries against fluctuations in interest rates or foreign currency exchange rates, and not for speculative purposes, and that do not increase the indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)	other investments in any person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (7) since the date of the indenture, not to exceed $5.0 million;

(8)	investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(9)	stock, obligations or securities received in satisfaction of judgments;

(10)	loans and advances to employees and officers of Cadmus and our restricted subsidiaries in the ordinary course of business for bona fide business purposes in an aggregate amount not to exceed $2.0 million at any one time outstanding;

(11)	any investment by Cadmus or a restricted subsidiary of Cadmus in a securitization entity or any investment by a securitization entity in any other person in connection with a qualified securitization transaction; provided that any investment in a securitization entity is in the form of a purchase money note or an equity interest; and

(12)	investments in permitted businesses made by Cadmus or any wholly owned restricted subsidiary of Cadmus that is a subsidiary guarantor having an aggregate fair market value, when taken together with all other investments made pursuant to this clause (12) after June 15, 2004, not to exceed $8.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted junior securities” means:

(1)	equity interests in Cadmus or any subsidiary guarantor or any other business entity provided for by a plan of reorganization; or

(2)	debt securities of Cadmus or any subsidiary guarantor or any other business entity provided for by a plan of reorganization, in each case, that are subordinated to all senior debt and any debt securities issued in exchange for senior debt to substantially the same extent as, or to a greater extent than, the notes and the subsidiary guarantees are subordinated to senior debt under the indenture.

“Permitted liens” means:

(1)	liens on the assets of Cadmus and any subsidiary guarantor securing senior debt that is permitted by the terms of the indenture to be incurred;

(2)	liens securing the notes and the subsidiary guarantees;

(3)	liens in favor of Cadmus or any wholly owned restricted subsidiary of Cadmus on assets of any restricted subsidiary of Cadmus;

(4)	liens on property of a person existing at the time such person is merged with or into or consolidated with Cadmus or any restricted subsidiary of Cadmus; provided that such liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with Cadmus or the restricted subsidiary;

(5)	liens on property existing at the time of acquisition thereof by Cadmus or any restricted subsidiary of Cadmus, provided that such liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Cadmus or the restricted subsidiary;

(6)	liens existing on the date of the indenture;

(7)	liens securing permitted refinancing indebtedness which is incurred to refinance any indebtedness which has been secured by a lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; provided that such liens:

(a)	are no less favorable to the holders and are not more favorable to the lienholders with respect to such liens than the liens in respect of the indebtedness being refinanced; and

(b)	do not extend to or cover any property or assets of Cadmus or any of our restricted subsidiaries not securing the indebtedness so refinanced;

(8)	liens incurred in the ordinary course of business of Cadmus or any restricted subsidiary of Cadmus with respect to obligations that do not exceed $1.0 million at any one time outstanding;

(9)	liens to secure indebtedness (including capital lease obligations and purchase money indebtedness) permitted by clause (4) of the second paragraph of the covenant entitled “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such indebtedness;

(10)	liens for taxes, assessments or governmental charges or claims either:

(a)	not delinquent; or

(b)	contested in good faith by appropriate proceedings and as to which Cadmus or any of our restricted subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(11)	statutory liens of landlords and liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(12)	liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money-bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(13)	judgment liens not giving rise to an event of default so long as any such lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(14)	easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Cadmus or any of our restricted subsidiaries;

(15)	liens upon specific items of inventory or other goods and proceeds of any person securing such person’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(16)	liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(17)	liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Cadmus or any of our restricted subsidiaries, including rights of offset and set-off;

(18)	liens securing indebtedness that constitute hedging obligations;

(19)	liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

(20)	liens on assets transferred to a securitization entity or on assets of a securitization entity, in either case incurred in connection with a qualified securitization transaction.

“Permitted refinancing indebtedness” means any indebtedness of Cadmus or any of our restricted subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other indebtedness of Cadmus or any of our restricted subsidiaries (other than intercompany indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such permitted refinancing indebtedness does not exceed the principal amount (or accreted value, if applicable) of the indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such permitted refinancing indebtedness has a final maturity date later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the subsidiary guarantees, such permitted refinancing indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment to the notes or the subsidiary guarantees, such permitted refinancing indebtedness is pari passu or subordinated in right of payment to the notes; and

(5)	such indebtedness is incurred either by Cadmus or by the restricted subsidiary who is the obligor on the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Public equity offering” means an offer and sale of common stock (other than disqualified stock) of Cadmus pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Cadmus).

“Purchase money indebtedness” means indebtedness of Cadmus and our restricted subsidiaries incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of property or equipment.

“Purchase money note” means a promissory note of a securitization entity evidencing a line of credit, which may be irrevocable, from Cadmus or any subsidiary of Cadmus in connection with a qualified securitization transaction to a securitization entity, which note shall be repaid from cash available to the securitization entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified securitization transaction” means any transaction or series of transactions that may be entered into by Cadmus or any of its subsidiaries pursuant to which Cadmus or any of its subsidiaries may sell, convey or otherwise transfer to (a) a securitization entity (in the case of a transfer by Cadmus or any of its subsidiaries) or (b) any other person (in the case of a transfer by a securitization entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Cadmus or any of its subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Replacement assets” means (1) non-current tangible assets that will be used or useful in a permitted business or (2) substantially all the assets of a permitted business or a majority of the voting stock of any person engaged in a permitted business that will become on the date of acquisition thereof a restricted subsidiary.

“Restricted investment” means an investment other than a permitted investment.

“Restricted subsidiary” of a person means any subsidiary of the referent person that is not an unrestricted subsidiary.

“Sale and leaseback transaction” means, with respect to any person, any transaction involving any of the assets or properties of such person whether now owned or hereafter acquired, whereby such person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof.

“Securitization entity” means a wholly-owned subsidiary of Cadmus (or another person in which Cadmus or any subsidiary of Cadmus makes an investment and to which Cadmus or any subsidiary of Cadmus transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the board of directors of Cadmus (as provided below) as a securitization entity:

(a)	no portion of the indebtedness or any other obligation (contingent or otherwise) of which:

(i)	is guaranteed by Cadmus or any subsidiary of Cadmus (excluding guarantees of obligations (other than the principal of, and interest on, indebtedness) pursuant to standard securitization undertakings);

(ii)	is recourse to or obligates Cadmus or any subsidiary of Cadmus in any way other than pursuant to standard securitization undertakings; or

(iii)	subjects any property or asset of Cadmus or any subsidiary of Cadmus, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to standard securitization undertakings;

(b)	with which neither Cadmus nor any subsidiary of Cadmus has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Cadmus or such subsidiary than those that might be obtained at the time from persons that are not affiliates of Cadmus, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

(c)	to which neither Cadmus nor any subsidiary of Cadmus has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the board of directors of Cadmus shall be evidenced to the trustee by filing with the trustee a resolution of the board of directors of Cadmus giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Senior debt” means:

(1)	all indebtedness of Cadmus or any subsidiary guarantor outstanding under the credit facilities or any guarantee thereof and all hedging obligations with respect thereto;

(2)	any other indebtedness of Cadmus or any subsidiary guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any subsidiary guarantee; and

(3)	all other obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, senior debt will not include:

(1)	any liability for federal, state, local or other taxes owed or owing by Cadmus or any subsidiary guarantor;

(2)	any indebtedness of Cadmus or any subsidiary guarantor to any subsidiaries or other affiliates of Cadmus;

(3)	any trade payables;

(4)	the portion of any indebtedness that is incurred in violation of the indenture;

(5)	any indebtedness of Cadmus or any subsidiary guarantor that, when incurred, was without recourse to Cadmus or such subsidiary guarantor;

(6)	any repurchase, redemption or other obligation in respect of disqualified stock or any rights with respect thereto; or

(7)	any indebtedness owed to any employee of Cadmus or any of its subsidiaries.

“Significant subsidiary” means any subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Standard securitization undertakings” means representations, warranties, covenants and indemnities entered into by Cadmus or any subsidiary of Cadmus which are reasonably customary in accounts receivable transactions.

“Stated maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or one or more subsidiaries of such person (or any combination thereof).

“Subsidiary guarantee” means the guarantee by any subsidiary guarantor of Cadmus’s payment obligations under the notes on a senior subordinated basis.

“Subsidiary Guarantors” means:

(1)	each of Cadmus International Holdings, Inc., Cadmus Journal Services, Inc., Cadmus Marketing Group, Inc., Cadmus Printing Group, Inc., Mack Printing Company, Port City Press, Inc., Science Craftsman Incorporated, Washburn Graphics, Inc., Cadmus Investments, LLC and CDMS Management, LLC; and

(2)	any other restricted subsidiary that executes a guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns until released from their obligations under their guarantees and the indenture in accordance with the terms of the indenture.

“Unrestricted subsidiary” means any subsidiary of Cadmus that is designated by the board of directors as an unrestricted subsidiary pursuant to a board resolution in compliance with the covenant described under the caption “—Certain Covenants – Designation of Restricted and Unrestricted Subsidiaries,” and any subsidiary of such subsidiary.

“Voting stock” of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the board of directors of such person.

“Weighted average life to maturity” means, when applied to any indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such indebtedness.

“Wholly owned restricted subsidiary” of any specified person means a restricted subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares or investments by foreign nationals mandated by applicable law) shall at the time be owned by such person or by one or more wholly owned restricted subsidiaries of such person.

REGISTRATION RIGHTS

We entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we agreed for the benefit of the holders of the original notes, that we will, at our cost and subject to certain exceptions, consummate the exchange offer described in this prospectus. For details regarding the exchange offer, see “The Exchange Offer.”

Pursuant to a registration rights agreement, we agreed to:

•	file by the 90th day after the date we issued the notes, a registration statement with respect to an offer to exchange the notes for the exchange notes that are identical in all material respects to the notes except that they will not contain terms with respect to transfer restrictions or registration rights and will be registered under the Securities Act;

•	cause the registration statement to become effective under the Securities Act by the 180th day after the date on which we issued the notes; and

•	consummate the offer to exchange by the 30th day after the effective date of the registration statement.

In addition, under certain circumstances, we may be required to file a shelf registration statement to cover resales of the notes held by you.

If we do not comply with certain covenants set forth in the registration rights agreement, we must pay additional interest to holders of the notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Set forth below is a discussion of the U.S. federal income tax consequences of the exchange as well as the ownership and disposition of the new notes. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed tax regulations issued thereunder (“Treasury Regulations”), and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change (possibly on a retroactive basis).

This summary is intended for general information only and does not purport to address all of the U.S. federal income tax consequences that may be applicable to a holder of notes. The tax treatment of a holder of notes will vary depending on its particular situation. For example, certain holders may be subject to special rules not discussed herein (including, for example, individual retirement and other tax-deferred accounts, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, U.S. persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, and persons holding notes as part of a hedging transaction, “straddle,” conversion transaction or other integrated transactions). In addition, this discussion only addresses the tax consequences of the exchange and ownership of notes to holders that acquired the old notes upon original issuance at their “issue price” as defined in Section 1273 of the Code and who hold both the old and new notes as capital assets within the meaning of Section 1221 of the Code. As used herein, the term “U.S. holder” means a beneficial owner of a note who is for U.S. federal income tax purposes: (1) a citizen or individual resident of the U.S.; (2) a corporation, partnership or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if both (A) a U.S. court is able to exercise primary supervision over the administration of the trust, and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is not a U.S. holder.

If any notes are held by a partnership, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships holding notes should consult their tax advisors.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW AND ANY OTHER U.S. FEDERAL, STATE, LOCAL, ESTATE OR FOREIGN TAX CONSEQUENCES OF EXCHANGING AND HOLDING THE NOTES.

Tax Consequences of the Exchange

The exchange of old notes for new notes in the exchange offer will not be treated as an “exchange” for federal income tax purposes because the new notes do not differ materially in kind or extent from the old notes. Accordingly:

•	holders will not recognize taxable gain or loss upon the receipt of new notes in exchange for old notes in the exchange offer;

•	the holding period for a new note received in the exchange offer will include the holding period of the old note surrendered in exchange therefor; and

•	the adjusted tax basis of a new note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered in exchange therefor.

U.S. Federal Income Taxation of U.S. Holders

Stated Interest

A U.S. holder of a new note will be required to include in gross income the stated interest on a new note in accordance with the U.S. holder’s regular method of tax accounting. As a general rule, a U.S. holder of a new note using the accrual method of tax accounting is required to include stated interest on a new note in gross income as such interest accrues, while a cash basis U.S. holder must include stated interest on a new note in gross income when cash payments of such interest are received (or made available for receipt) by such U.S. holder.

Sale or Other Taxable Disposition of a Note

Upon the sale or other taxable disposition of a new note, the U.S. holder of such note generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of property received (other than the portion of such amount, if any, attributable to accrued and unpaid interest not previously included in gross income, which amount will be treated as interest received), and (2) the U.S. holder’s adjusted tax basis in the new note. A U.S. holder’s adjusted tax basis in a new note generally will equal the cost of the old note to the U.S. holder, subject to certain adjustments. Provided that the new note is a capital asset in the hands of the U.S. holder and has been held for more than one year, any gain or loss recognized by the U.S. holder generally will be a long-term capital gain or loss and, in the case of certain non-corporate U.S. holders (including individuals), will generally be subject to U.S. federal income tax at preferential rates.

U.S. Federal Taxation of Non-U.S. Holders

The discussion set forth below is a summary of certain U.S. federal income and withholding tax considerations that may be relevant to a non-U.S. holder of new notes.

A non-U.S. holder of a new note generally will not be subject to U.S. federal withholding tax in respect of payments of interest on the new note, provided that the interest income of the non-U.S. holder qualifies for the “portfolio interest exception” and is not effectively connected with the conduct of a U.S. trade or business. A non-U.S. holder of a new note generally will qualify for the portfolio interest exception if:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership; and

•	the non-U.S. holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business.

If a non-U.S. holder of a new note is engaged in a trade or business in the U.S. and interest on the new note is effectively connected with the conduct of such trade or business, such non-U.S. holder, although exempt from the U.S. federal withholding tax (provided the non-U.S. holder files the appropriate certification with us or our U.S. agent), generally will be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (subject to adjustment) for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty.

If the interest income of a non-U.S. holder does not qualify for the portfolio interest exception (described above), and is not effectively connected with the conduct of a U.S. trade or business, it is subject to U.S. federal withholding tax at a 30% rate unless the holder establishes it is entitled to an exemption or a reduced rate of tax pursuant to a treaty between the U.S. and the non-U.S. holder’s country of residence. Generally, the tax is only payable to the extent payments are made with respect to the new notes. Accordingly, if a non-U.S. holder receives an interest or principal payment with respect to the new notes that is subject to the 30% tax, the portion of such payment which is taxable is equal to the accrued interest on such notes that has not previously been subject to tax. This could include both the interest that accrued since the last payment date and, to the extent not previously taxed, prior period interest accruals.

To claim the benefit of a tax treaty or any exemption from withholding either under the portfolio interest exception or because the income is effectively connected to a U.S. trade or business, the non-U.S. holder must provide a properly executed IRS Form W-8BEN, W-8IMY or W-ECI, as applicable, prior to the payment of the interest. These forms must be periodically updated. The Treasury Department issued new tax regulations that took effect on January 1, 2001 relating to the withholding of payments made to foreign persons. Non-U.S. holder are advised to consult their tax advisors to ensure compliance with the new rules.

Any capital gain realized upon a sale, exchange, redemption or other disposition of a new note by a non-U.S. holder generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder, or (ii) in the case of an individual, such non-U.S. holder is present in the U.S. for 183 days or more in the taxable year of the sale, exchange, redemption or other disposition and certain other conditions are satisfied.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain U.S. holders who are not corporations with respect to payments of principal and interest on a new note and to the proceeds of the sale of a new note. Information reporting requirements generally will not apply to payments of interest and principal on a new note to a non-U.S. holder who has certified its non-U.S. status on properly executed IRS forms, as described above.

A holder of new notes also may be subject, under certain circumstances, to backup withholding with respect to payments received with respect to the new notes. This withholding generally applies:

•	if the holder fails to furnish a social security or other taxpayer identification number (“TIN”) in the manner required by the Treasury Regulations or furnished an incorrect TIN;

•	if we are notified by the IRS that such holder has failed to properly report payments of interest or dividends and the IRS has notified us or our agent that such holder is subject to backup withholding; or

•	if the holder fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is such holder’s correct TIN and that such holder is not subject to backup withholding.

Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a refundable credit against such holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain holders are not subject to backup withholding, including, among others, corporations and a non-U.S. holder who has certified its non-U.S. status on properly executed IRS forms or has otherwise established an exemption (provided that neither us or our agent has actual knowledge that such holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied). Holders should consult their tax advisors as to their ability to qualify for an exemption from backup withholding and the procedure for obtaining such an exemption.

The foregoing discussion is intended for general information and is not tax advice. Accordingly, each holder should consult its own tax advisor as to the particular tax consequences to such holder of the exchange of notes, and the ownership and disposition of new notes, including the applicability and effect of any state, local, or foreign tax laws and any recent or prospective changes in applicable tax laws.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if:

•	you are acquiring the new notes in the ordinary course of your business;

•	you are not engaged in, and you do not intend to engage in, the distribution (within the meaning of the federal securities laws) of the new notes;

•	you have no arrangement or understanding with anyone to participate in a distribution of the new notes; and

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of Cadmus.

If our belief is inaccurate and you transfer any new certificate without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from these requirements, you may incur liability under the Securities Act. We do not assume any liability or indemnify you against any liability under the Securities Act.

Each broker-dealer that receives new notes for its own account pursuant to the registered exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes during the exchange offer registration period (generally, the 180-day period following the consummation of the exchange offer). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. Cadmus and the guarantors have agreed that, during the exchange offer registration period, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

Cadmus and the guarantors will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit from any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

During the exchange offer registration period, Cadmus and the guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than dealers’ and brokers’ discounts, commissions and counsel fees and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes will be passed upon for us by Troutman Sanders LLP, Richmond, Virginia.

EXPERTS

The consolidated financial statements and schedules of Cadmus Communications Corporation and Subsidiaries as of June 30, 2003 and 2002, and for the two years then ended, included or incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our financial statements for the fiscal year ended June 30, 2001, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended June 30, 2003, have been audited by Arthur Andersen LLP, independent auditors as stated in their report with respect thereto. We have been unable to obtain, after reasonable efforts, a written consent from Arthur Andersen LLP to incorporate by reference its report on the financial statements in this prospectus. Under these circumstances, Rule 437a under the Securities Act permits us to use this prospectus without a written consent from Arthur Andersen LLP. The absence of such written consent may limit a shareholder’s ability to assert claims against Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

Offer to Exchange

$125,000,000

8 3/8% Senior Subordinated Notes due 2014

That Have Been Registered Under the Securities Act of 1933

For $125,000,000 Outstanding Unregistered

8 3/8% Senior Subordinated Notes due 2014

PROSPECTUS

            , 2004

Until         , 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus where acting as underwriters and with respect to their unsold allotments or subscriptions.

Each broker-dealer that receives new notes for its own account pursuant to the registered exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the exchange offer registration period (generally, the 180-day period following the consummation of the exchange offer) in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Cadmus and the guarantors have agreed that, during the exchange offer registration period, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

As permitted by Virginia law, the Restated Articles of Incorporation of Cadmus Communications Corporation limit the liability of officers and directors to Cadmus Communications Corporation or its shareholders for monetary damages except for liabilities resulting from such persons having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Amended and Restated Articles of Incorporation eliminate director and officer liability to Cadmus or its shareholders to the fullest extent permitted under Virginia corporate law, as now or hereafter in effect. Virginia corporate law permits, and the Restated Articles of Incorporation require, indemnification of Cadmus’s directors against all liabilities imposed or asserted against them by reason of having been a director of Cadmus (including derivative actions), except in the case of willful misconduct or a knowing violation of the criminal law. The Restated Articles of Incorporation also permit Cadmus to indemnify officers, employees or agents of Cadmus to the same extent as is mandated for directors. The Restated Articles of Incorporation require indemnification of directors, and permit indemnification of officers, to the fullest extent permitted under Virginia corporate law, as now or hereafter in effect.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Cadmus pursuant to the foregoing provisions, Cadmus has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

The following instruments and documents are included as Exhibits to this Registration Statement.

Exhibit Number	Description of Exhibit
2.1	Stock Purchase Agreement, dated as of April 1, 1999, by and among Cadmus Communications Corporation, Melham U.S. Inc., Purico (IOM) Limited and Paul F. Mack (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 1, 1999 (SEC File No. 0-12954)).

2.2	Stock and Note Purchase Agreement, dated as of April 1, 1999, by and among Mack Printing Company, Mack Printing Group, Inc., Science Craftsman Incorporated, Port City Press, Inc., Melham, Inc. and G. S. Mezzanine Partners, L.P., G. S. Mezzanine Partners Offshore, L.P., Stone Street Fund 1997, L.P. and Bridge Street Fund 1997, L.P. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K dated April 1, 1999 (SEC File No. 0-12954)).

2.3	Asset Purchase Agreement, dated as of February 20, 1999, by and among Washburn Graphics, Inc., Washburn of New York, Inc., Cadmus Communications Corporation and R. R. Donnelley & Sons Company (incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K dated March 1, 1999 (SEC File No. 0-12954)).

3.1	Restated Articles of Incorporation of Cadmus Communications Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1993 (SEC File No. 0-12954)).

3.2	Bylaws of Cadmus Communications Corporation, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated July 23, 2001 (SEC File No. 0-12954)).

4.5	Senior Subordinated Notes due 2009, Series A and Series B Indenture dated June 1, 1999, among Cadmus Communications Corporation, Cadmus Journal Services, Inc., Washburn Graphics, Inc., American Graphics, Inc., Expert Graphics, Inc., Cadmus Direct Marketing, Inc., Three Score, Inc., Mack Printing Company, Port City Press, Inc., Mack Printing Group, Inc., Science Craftsman Incorporated, each of the Cadmus Communications Corporation’s restricted subsidiaries that in the future executes a supplemental indenture in which such restricted subsidiary agrees to be bound by the terms of this indenture as a Guarantor and First Union National Bank (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 filed July 19, 1999 (SEC File No. 333-83121)).

4.6	Rights Agreement dated as of February 15, 1999 between Cadmus Communications Corporation and First Union National Bank, as Rights Agent (incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A12G filed February 11, 1999 (SEC File No. 0-12954)).

4.7	Amendment dated as of February 17, 2000 to Rights Agreement dated as of February 15, 1999 between Cadmus Communications Corporation and First Union National Bank (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated February 17, 2000 (SEC File No. 0-12954)).

4.8	Amendment No. 2 to Rights Agreement, dated as of May 14, 2003 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed September 3, 2003 (SEC File No. 0-12954)).

4.9*	Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, each of the Guarantors (as defined therein) and Wachovia Bank, National Association, as trustee.

4.10*	Registration Rights Agreement, dated June 15, 2004, among Cadmus Communications Corporation, certain guarantors named therein and Wachovia Capital Markets, LLC and Banc of America Securities LLC on behalf of the Initial Purchasers.

4.11*	Form of 8 3/8% Senior Subordinated Notes due 2014 (included in Exhibit 4.9).

4.12*	Form of Subsidiary Guarantees related to the 8 3/8% Senior Subordinated Notes due 2014 (included in Exhibit 4.9).

5.1*	Opinion of Troutman Sanders LLP, as to the validity of the new notes.

8.1*	Opinion of Troutman Sanders LLP, as to certain tax matters.

10.1	Cadmus FY 2003 Executive Incentive Plan dated August 13, 2002 (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.2	Cadmus Supplemental Executive Retirement Plan, as restated effective July 1, 2002 (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.3	Cadmus 1984 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1985 (SEC File No. 0-12954)).

10.4	Cadmus 1992 Non-Employee Director Stock Compensation Plan (incorporated by reference to Exhibit 10.5 to the Company’s Form SE dated September 25, 1992).

10.5	Cadmus 1997 Non-Employee Director Stock Compensation Plan, as amended through February 17, 2000 (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.6	Cadmus 1990 Long Term Stock Incentive Plan, as amended effective May 10, 2002 (incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (SEC File No. 0-12954)).

10.11	Employment Agreement dated as of July 1, 2000 between Cadmus Communications Corporation and Bruce V. Thomas (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (SEC File No. 0-12954)).

10.17	Amended and Restated Purchase and Sale Agreement dated as of May 17, 2000 between the Sellers (named therein), Cadmus Receivables Corp., and Cadmus Communications Corporation (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (SEC File No. 0-12954)).

10.18.2	Second Amended and Restated Receivables Purchase Agreement dated as of November 20, 2002 among Cadmus Receivables Corp., as Seller, Cadmus Communications Corporation, as Master Servicer, Blue Ridge Asset Funding Corporation, as Purchaser, and Wachovia Bank, National Association, as Agent (incorporated by reference to Exhibit 10.18.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002 (SEC File No. 0-12954)).

10.18.3	First Amendment, dated as of March 27, 2003, to Second Amended and Restated Receivables Purchase Agreement dated as of November 20, 2002 (incorporated by reference to Exhibit 10.18.3 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (SEC File No. 0-12954)).

10.19	Retirement Agreement dated as of May 10, 2000 between Cadmus Communications Corporation and C. Stephenson Gillispie (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.20	Employee Retention Agreement dated as of June 27, 2000 between Cadmus Communications Corporation and Wayne B. Luck (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.22	Employee Retention Agreement dated as of June 27, 2000 between Cadmus Communications Corporation and Bruce G. Willis (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.25	Employee Retention Agreement dated as of June 27, 2000 between Cadmus Communications Corporation and Gerard P. Lux, Jr. (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.28	Series A Preferred Stock Purchase Agreement between XYVISION Enterprises, Inc. and Cadmus Communications Corporation dated as of February 16, 2001 (incorporated by reference to Exhibit 10.28 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 (SEC File No. 0-12954)).

10.29	$105,000,000 Amended and Restated Credit Agreement dated as of June 21, 2001 among Cadmus Communications Corporation, the Banks listed therein, Bank of America, N.A., as Documentation Agent, First Union National Bank, as Syndication Agent and Wachovia, N.A., as Agent (incorporated by reference to Exhibit 10.28 to the Company’s Current Report on Form 8-K dated July 13, 2001 (SEC File No. 0-12954)).

10.30	Swing Line Note pursuant to the Amended and Restated Credit Agreement dated as of June 21, 2001 (incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K dated July 13, 2001 (SEC File No. 0-12954)).

10.31	Revolving Credit Note pursuant to the Amended and Restated Credit Agreement dated as of June 21, 2001 (incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K dated July 13, 2001 (SEC File No. 0-12954)).

10.31.1	First Amendment dated as of June 21, 2002 to Amended and Restated Credit Agreement dated as of June 21, 2001 (incorporated by reference to Exhibit 10.31.1 to the Company’s Current Report on Form 8-K dated June 21, 2002 (SEC File No. 0-12954)).

10.31.2	Second Amendment dated November 1, 2002 to Amended and Restated Credit Agreement (incorporated by reference to Exhibit 10.31.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002 (SEC File No. 0-12954)).

10.31.3	Third Amendment dated as of July 3, 2003 to Amended and Restated Credit Agreement dated as of June 21, 2001 (incorporated by reference to Exhibit 10.31.3 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.32	Employee Retention Agreement dated as of June 27, 2000 between Cadmus Communications Corporation and Joseph J. Ward (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (SEC File No. 0-12954)).

10.33	Employee Retention Agreement dated as of June 27, 2000 between Cadmus Communications Corporation and Mark R. Ploucha (incorporated by reference to Exhibit 10.33 to the Company’s Current Report on Form 8-K dated July 13, 2001 (SEC File No. 0-12954)).

10.34	Employee Retention Agreement dated as of May 9, 2002 between Cadmus Communications Corporation and Stephen E. Hare (incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (SEC File No. 0-12954)).

10.35	Employee Retention Agreement dated as of May 9, 2002 between Cadmus Communications Corporation and Lisa S. Licata (incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (SEC File No. 0-12954)).

10.36	Employee Retention Agreement dated as of July 1, 2000 between Cadmus Communications Corporation and Bruce V. Thomas (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.37	Non-Qualified Savings Plan, as adopted effective March 15, 2002 (incorporated by reference to Exhibit 99 to the Company’s Registration Statement on Form S-8 filed March 15, 2002 (SEC File No. 333-84390)).

10.38	Agreement dated as of June 30, 2003 between Cadmus Communications Corporation and Joseph J. Ward (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.39	Joint Venture Agreement, dated as of June 30, 2003, by and between Datamatics Technologies Limited and Cadmus KnowledgeWorks International LTD (incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.40	Agreement dated January 20, 2003, between Cadmus Communications Corporation and Paul K. Suijk (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.41	Second Amended and Restated Credit Agreement dated as of January 28, 2004 among Cadmus Communications Corporation, the lenders party thereto, and Wachovia Bank, National Association, as Administrative Agent, Wachovia Capital Markets, LLC, as Co-Lead Arranger, Bank of America, N.A., as Co-Lead Arranger and Syndication Agent and BNP Paribas, ING Capital LLC, and The Royal Bank of Scotland PLC, as Co-Documentation Agents (incorporated by reference to Exhibit 10.41 to the Company’s Current Report on Form 8-K filed January 30, 2004 (Commission File No. 0-12954)).

10.42	Receivables Reassignment and Termination Agreement dated as of January 28, 2004, by and among Cadmus Receivables Corp. (the “Seller”), Cadmus Communications Corporation (the “Master Servicer”), Blue Ridge Asset Funding Corporation (the “Purchaser”), Wachovia Bank, National Association (the “Agent”), Cadmus Journal Services, Inc., Mack Printing Company, Port City Press, Inc. and Washburn Graphics, Inc. (incorporated by reference to Exhibit 10.42 to the Company’s Current Report on Form 8-K filed January 30, 2004 (Commission File No. 0-12954)).

10.43	Amended and Restated Employment Agreement dated as of December 30, 2003 between Cadmus Communications Corporation and Bruce V. Thomas (incorporated by reference in the Company’s Quarterly Report on Form 10-Q filed May 12, 2004 (SEC File No. 0-12954)).

12.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

13	Portions of the Annual Report to Shareholders for the fiscal year ended June 30, 2003 (incorporated by reference in the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

21*	Subsidiaries of the Registrant.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Troutman Sanders LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

25.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T–1, of Wachovia Bank, National Association, as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W–9.

99.3*	Form of Notice of Guaranteed Delivery.

99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5*	Form of Letter to Clients.

99.6*	Form of Exchange Agent Agreement.

*	Indicates exhibits furnished herewith.

Item 22. Undertakings

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post–effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post–effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) To supply by means of a post–effective amendment all information concerning a transaction, and Cadmus being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(f) To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, on this 24th day of August, 2004.

CADMUS COMMUNICATIONS CORPORATION

By:	* /s/ BRUCE V. THOMAS
Bruce V. Thomas
President and Chief Executive Officer

CADMUS INTERNATIONAL HOLDINGS, INC.

By:	*/s/ BRUCE V. THOMAS
Bruce V. Thomas
President and Chief Executive Officer

CADMUS JOURNAL SERVICES, INC.

By:	* /s/ BRUCE V. THOMAS
Bruce V. Thomas
Chairman and Chief Executive Officer

CADMUS MARKETING GROUP, INC.

By:	* /s/ BRUCE V. THOMAS
Bruce V. Thomas
President and Chief Executive Officer

CADMUS PRINTING GROUP, INC.

By:	* /s/ BRUCE V. THOMAS
Bruce V. Thomas
President and Chief Executive Officer

MACK PRINTING COMPANY

By:	* /s/ BRUCE V. THOMAS
Bruce V. Thomas
Chairman and Chief Executive Officer

PORT CITY PRESS, INC.

By:	* /s/ BRUCE V. THOMAS
Bruce V. Thomas
Chairman and Chief Executive Officer

SCIENCE CRAFTSMAN INCORPORATED

By:	* /s/ BRUCE V. THOMAS
Bruce V. Thomas
President and Chief Executive Officer

WASHBURN GRAPHICS, INC.

By:	* /s/ BRUCE V. THOMAS
Bruce V. Thomas
Chairman and Chief Executive Officer

CADMUS INVESTMENTS, LLC

By:	/s/ CHRISTOPHER T. SCHOOLS
Christopher T. Schools
Manager, President and Assistant Treasurer

CDMS MANAGEMENT, LLC

By:	* /s/ LISA S. LICATA
Lisa S. Licata
Manager and President

* By:	/s/ CHRISTOPHER T. SCHOOLS
Christopher T. Schools
Power-of-Attorney

CADMUS COMMUNICATIONS CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Bruce V. Thomas, Paul K. Suijk and Christopher T. Schools his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRUCE V. THOMAS Bruce V. Thomas	President, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2004

/s/ PAUL K. SUIJK Paul K. Suijk	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2004

/s/ MARTINA L. BRADFORD Martina L. Bradford	Director	August 18, 2004

/s/ THOMAS E. COSTELLO Thomas E. Costello	Director	August 18, 2004

G. Waddy Garrett	Director

/s/ KEITH HAMILL Keith Hamill	Director	August 18, 2004

/s/ EDWARD B. HUTTON, JR. Edward B. Hutton, Jr.	Director	August 18, 2004

Thomas C. Norris	Chairman of the Board

/s/ NATHU R. PURI Nathu R. Puri	Director	August 18, 2004

/s/ RUSSELL M. ROBINSON, II Russell M. Robinson, II	Director	August 18, 2004

/s/ JAMES E. ROGERS James E. Rogers	Director	August 18, 2004

/s/ WALLACE STETTINIUS Wallace Stettinius	Director	August 18, 2004

CADMUS INTERNATIONAL HOLDINGS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Bruce V. Thomas, Paul K. Suijk and Christopher T. Schools his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRUCE V. THOMAS Bruce V. Thomas	President, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2004

/s/ PAUL K. SUIJK Paul K. Suijk	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2004

/s/ STEPHEN E. HARE Stephen E. Hare	Vice President – Finance and Director	August 18, 2004

/s/ LISA S. LICATA Lisa S. Licata	Vice President, Secretary and Director	August 18, 2004

CADMUS JOURNAL SERVICES, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Bruce V. Thomas, Paul K. Suijk and Christopher T. Schools his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRUCE V. THOMAS Bruce V. Thomas	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2004

/s/ PAUL K. SUIJK Paul K. Suijk	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2004

/s/ STEPHEN E. HARE Stephen E. Hare	President and Director	August 18, 2004

/s/ LISA S. LICATA Lisa S. Licata	Vice President, Secretary and Director	August 18, 2004

CADMUS MARKETING GROUP, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Bruce V. Thomas, Paul K. Suijk and Christopher T. Schools his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRUCE V. THOMAS Bruce V. Thomas	President, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2004

/s/ PAUL K. SUIJK Paul K. Suijk	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2004

/s/ STEPHEN E. HARE Stephen E. Hare	Vice President – Finance and Director	August 18, 2004

/s/ LISA S. LICATA Lisa S. Licata	Vice President, Secretary and Director	August 18, 2004

CADMUS PRINTING GROUP, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Bruce V. Thomas, Paul K. Suijk and Christopher T. Schools his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRUCE V. THOMAS Bruce V. Thomas	President, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2004

/s/ PAUL K. SUIJK Paul K. Suijk	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2004

/s/ STEPHEN E. HARE Stephen E. Hare	Vice President – Finance and Director	August 18, 2004

/s/ LISA S. LICATA Lisa S. Licata	Vice President, Secretary and Director	August 18, 2004

MACK PRINTING COMPANY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Bruce V. Thomas, Paul K. Suijk and Christopher T. Schools his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRUCE V. THOMAS Bruce V. Thomas	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2004

/s/ PAUL K. SUIJK Paul K. Suijk	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2004

/s/ STEPHEN E. HARE Stephen E. Hare	Vice President and Director	August 18, 2004

/s/ LISA S. LICATA Lisa S. Licata	Vice President, Secretary and Director	August 18, 2004

PORT CITY PRESS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Bruce V. Thomas, Paul K. Suijk and Christopher T. Schools his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRUCE V. THOMAS Bruce V. Thomas	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2004

/s/ PAUL K. SUIJK Paul K. Suijk	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2004

/s/ STEPHEN E. HARE Stephen E. Hare	President and Director	August 18, 2004

/s/ LISA S. LICATA Lisa S. Licata	Vice President, Secretary and Director	August 18, 2004

SCIENCE CRAFTSMAN INCORPORATED

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Bruce V. Thomas, Paul K. Suijk and Christopher T. Schools his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRUCE V. THOMAS Bruce V. Thomas	President, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2004

/s/ PAUL K. SUIJK Paul K. Suijk	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2004

/s/ STEPHEN E. HARE Stephen E. Hare	Vice President – Finance and Director	August 18, 2004

/s/ LISA S. LICATA Lisa S. Licata	Vice President, Secretary and Director	August 18, 2004

WASHBURN GRAPHICS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Bruce V. Thomas, Paul K. Suijk and Christopher T. Schools his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ BRUCE V. THOMAS Bruce V. Thomas	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2004

/s/ PAUL K. SUIJK Paul K. Suijk	Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2004

/s/ STEPHEN E. HARE Stephen E. Hare	Vice President and Director	August 18, 2004

/s/ LISA S. LICATA Lisa S. Licata	Vice President, Secretary and Director	August 18, 2004

CADMUS INVESTMENTS, LLC

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Bruce V. Thomas, Paul K. Suijk and Christopher T. Schools his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ CHRISTOPHER T. SCHOOLS Christopher T. Schools	President, Assistant Treasurer and Manager (Principal Executive Officer)	August 18, 2004

/s/ BETH LUCAS Beth Lucas	Treasurer (Principal Financial and Accounting Officer)	August 18, 2004

/s/ GORDON W. STEWART Gordon W. Stewart	Secretary and Manager	August 18, 2004

CDMS MANAGEMENT, LLC

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Bruce V. Thomas, Paul K. Suijk and Christopher T. Schools his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the SEC or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ LISA S. LICATA Lisa S. Licata	President and Manager (Principal Executive Officer	August 18, 2004

/s/ CHRISTOPHER T. SCHOOLS Christopher T. Schools	Treasurer (Principal Financial and Accounting Officer)	August 18, 2004

/s/ HAI TRAN Hai Tran	Vice President and Manager	August 18, 2004

/s/ GORDON W. STEWART Gordon W. Stewart	Secretary and Manager	August 18, 2004

EXHIBIT INDEX

The following instruments and documents are included as Exhibits to this Registration Statement.

Exhibit Number	Description of Exhibit
2.1	Stock Purchase Agreement, dated as of April 1, 1999, by and among Cadmus Communications Corporation, Melham U.S. Inc., Purico (IOM) Limited and Paul F. Mack (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 1, 1999 (SEC File No. 0-12954)).

2.2	Stock and Note Purchase Agreement, dated as of April 1, 1999, by and among Mack Printing Company, Mack Printing Group, Inc., Science Craftsman Incorporated, Port City Press, Inc., Melham, Inc. and G. S. Mezzanine Partners, L.P., G. S. Mezzanine Partners Offshore, L.P., Stone Street Fund 1997, L.P. and Bridge Street Fund 1997, L.P. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K dated April 1, 1999 (SEC File No. 0-12954)).

2.3	Asset Purchase Agreement, dated as of February 20, 1999, by and among Washburn Graphics, Inc., Washburn of New York, Inc., Cadmus Communications Corporation and R. R. Donnelley & Sons Company (incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K dated March 1, 1999 (SEC File No. 0-12954)).

3.1	Restated Articles of Incorporation of Cadmus Communications Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1993 (SEC File No. 0-12954)).

3.2	Bylaws of Cadmus Communications Corporation, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated July 23, 2001 (SEC File No. 0-12954)).

4.5	Senior Subordinated Notes due 2009, Series A and Series B Indenture dated June 1, 1999, among Cadmus Communications Corporation, Cadmus Journal Services, Inc., Washburn Graphics, Inc., American Graphics, Inc., Expert Graphics, Inc., Cadmus Direct Marketing, Inc., Three Score, Inc., Mack Printing Company, Port City Press, Inc., Mack Printing Group, Inc., Science Craftsman Incorporated, each of the Cadmus Communications Corporation’s restricted subsidiaries that in the future executes a supplemental indenture in which such restricted subsidiary agrees to be bound by the terms of this indenture as a Guarantor and First Union National Bank (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 filed July 19, 1999 (SEC File No. 333-83121)).

4.6	Rights Agreement dated as of February 15, 1999 between Cadmus Communications Corporation and First Union National Bank, as Rights Agent (incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A12G filed February 11, 1999 (SEC File No. 0-12954)).

4.7	Amendment dated as of February 17, 2000 to Rights Agreement dated as of February 15, 1999 between Cadmus Communications Corporation and First Union National Bank (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated February 17, 2000 (SEC File No. 0-12954)).

4.8	Amendment No. 2 to Rights Agreement, dated as of May 14, 2003 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed September 3, 2003 (SEC File No. 0-12954)).

4.9*	Indenture dated as of June 15, 2004, among Cadmus Communications Corporation, each of the Guarantors (as defined therein) and Wachovia Bank, National Association, as trustee.

4.10*	Registration Rights Agreement, dated June 15, 2004, among Cadmus Communications Corporation, certain guarantors named therein and Wachovia Capital Markets, LLC and Banc of America Securities LLC on behalf of the Initial Purchasers.

4.11*	Form of 8 3/8% Senior Subordinated Notes due 2014 (included in Exhibit 4.9).

4.12*	Form of Subsidiary Guarantees related to the 8 3/8% Senior Subordinated Notes due 2014 (included in Exhibit 4.9).

5.1*	Opinion of Troutman Sanders LLP, as to the validity of the new notes.

8.1*	Opinion of Troutman Sanders LLP, as to certain tax matters.

10.1	Cadmus FY 2003 Executive Incentive Plan dated August 13, 2002 (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.2	Cadmus Supplemental Executive Retirement Plan, as restated effective July 1, 2002 (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.3	Cadmus 1984 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1985 (SEC File No. 0-12954)).

10.4	Cadmus 1992 Non-Employee Director Stock Compensation Plan (incorporated by reference to Exhibit 10.5 to the Company’s Form SE dated September 25, 1992).

10.5	Cadmus 1997 Non-Employee Director Stock Compensation Plan, as amended through February 17, 2000 (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.6	Cadmus 1990 Long Term Stock Incentive Plan, as amended effective May 10, 2002 (incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (SEC File No. 0-12954)).

10.11	Employment Agreement dated as of July 1, 2000 between Cadmus Communications Corporation and Bruce V. Thomas (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (SEC File No. 0-12954)).

10.17	Amended and Restated Purchase and Sale Agreement dated as of May 17, 2000 between the Sellers (named therein), Cadmus Receivables Corp., and Cadmus Communications Corporation (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (SEC File No. 0-12954)).

10.18.2	Second Amended and Restated Receivables Purchase Agreement dated as of November 20, 2002 among Cadmus Receivables Corp., as Seller, Cadmus Communications Corporation, as Master Servicer, Blue Ridge Asset Funding Corporation, as Purchaser, and Wachovia Bank, National Association, as Agent (incorporated by reference to Exhibit 10.18.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002 (SEC File No. 0-12954)).

10.18.3	First Amendment, dated as of March 27, 2003, to Second Amended and Restated Receivables Purchase Agreement dated as of November 20, 2002 (incorporated by reference to Exhibit 10.18.3 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (SEC File No. 0-12954)).

10.19	Retirement Agreement dated as of May 10, 2000 between Cadmus Communications Corporation and C. Stephenson Gillispie (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.20	Employee Retention Agreement dated as of June 27, 2000 between Cadmus Communications Corporation and Wayne B. Luck (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.22	Employee Retention Agreement dated as of June 27, 2000 between Cadmus Communications Corporation and Bruce G. Willis (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.25	Employee Retention Agreement dated as of June 27, 2000 between Cadmus Communications Corporation and Gerard P. Lux, Jr. (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.28	Series A Preferred Stock Purchase Agreement between XYVISION Enterprises, Inc. and Cadmus Communications Corporation dated as of February 16, 2001 (incorporated by reference to Exhibit 10.28 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 (SEC File No. 0-12954)).

10.29	$105,000,000 Amended and Restated Credit Agreement dated as of June 21, 2001 among Cadmus Communications Corporation, the Banks listed therein, Bank of America, N.A., as Documentation Agent, First Union National Bank, as Syndication Agent and Wachovia, N.A., as Agent (incorporated by reference to Exhibit 10.28 to the Company’s Current Report on Form 8-K dated July 13, 2001 (SEC File No. 0-12954)).

10.30	Swing Line Note pursuant to the Amended and Restated Credit Agreement dated as of June 21, 2001 (incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K dated July 13, 2001 (SEC File No. 0-12954)).

10.31	Revolving Credit Note pursuant to the Amended and Restated Credit Agreement dated as of June 21, 2001 (incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K dated July 13, 2001 (SEC File No. 0-12954)).

10.31.1	First Amendment dated as of June 21, 2002 to Amended and Restated Credit Agreement dated as of June 21, 2001 (incorporated by reference to Exhibit 10.31.1 to the Company’s Current Report on Form 8-K dated June 21, 2002 (SEC File No. 0-12954)).

10.31.2	Second Amendment dated November 1, 2002 to Amended and Restated Credit Agreement (incorporated by reference to Exhibit 10.31.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002 (SEC File No. 0-12954)).

10.31.3	Third Amendment dated as of July 3, 2003 to Amended and Restated Credit Agreement dated as of June 21, 2001 (incorporated by reference to Exhibit 10.31.3 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.32	Employee Retention Agreement dated as of June 27, 2000 between Cadmus Communications Corporation and Joseph J. Ward (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (SEC File No. 0-12954)).

10.33	Employee Retention Agreement dated as of June 27, 2000 between Cadmus Communications Corporation and Mark R. Ploucha (incorporated by reference to Exhibit 10.33 to the Company’s Current Report on Form 8-K dated July 13, 2001 (SEC File No. 0-12954)).

10.34	Employee Retention Agreement dated as of May 9, 2002 between Cadmus Communications Corporation and Stephen E. Hare (incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (SEC File No. 0-12954)).

10.35	Employee Retention Agreement dated as of May 9, 2002 between Cadmus Communications Corporation and Lisa S. Licata (incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (SEC File No. 0-12954)).

10.36	Employee Retention Agreement dated as of July 1, 2000 between Cadmus Communications Corporation and Bruce V. Thomas (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (SEC File No. 0-12954)).

10.37	Non-Qualified Savings Plan, as adopted effective March 15, 2002 (incorporated by reference to Exhibit 99 to the Company’s Registration Statement on Form S-8 filed March 15, 2002 (SEC File No. 333-84390)).

10.38	Agreement dated as of June 30, 2003 between Cadmus Communications Corporation and Joseph J. Ward (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.39	Joint Venture Agreement, dated as of June 30, 2003, by and between Datamatics Technologies Limited and Cadmus KnowledgeWorks International LTD (incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.40	Agreement dated January 20, 2003, between Cadmus Communications Corporation and Paul K. Suijk (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

10.41	Second Amended and Restated Credit Agreement dated as of January 28, 2004 among Cadmus Communications Corporation, the lenders party thereto, and Wachovia Bank, National Association, as Administrative Agent, Wachovia Capital Markets, LLC, as Co-Lead Arranger, Bank of America, N.A., as Co-Lead Arranger and Syndication Agent and BNP Paribas, ING Capital LLC, and The Royal Bank of Scotland PLC, as Co-Documentation Agents (incorporated by reference to Exhibit 10.41 to the Company’s Current Report on Form 8-K filed January 30, 2004 (Commission File No. 0-12954)).

10.42	Receivables Reassignment and Termination Agreement dated as of January 28, 2004, by and among Cadmus Receivables Corp. (the “Seller”), Cadmus Communications Corporation (the “Master Servicer”), Blue Ridge Asset Funding Corporation (the “Purchaser”), Wachovia Bank, National Association (the “Agent”), Cadmus Journal Services, Inc., Mack Printing Company, Port City Press, Inc. and Washburn Graphics, Inc. (incorporated by reference to Exhibit 10.42 to the Company’s Current Report on Form 8-K filed January 30, 2004 (Commission File No. 0-12954)).

10.43	Amended and Restated Employment Agreement dated as of December 30, 2003 between Cadmus Communications Corporation and Bruce V. Thomas (incorporated by reference in the Company’s Quarterly Report on Form 10-Q filed May 12, 2004 (SEC File No. 0-12954)).

12.1*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

13	Portions of the Annual Report to Shareholders for the fiscal year ended June 30, 2003 (incorporated by reference in the Company’s Annual Report on Form 10-K filed September 26, 2003 (SEC File No. 0-12954)).

21*	Subsidiaries of the Registrant.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Troutman Sanders LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

25.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T–1, of Wachovia Bank, National Association, as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W–9.

99.3*	Form of Notice of Guaranteed Delivery.

99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5*	Form of Letter to Clients.

99.6*	Form of Exchange Agent Agreement.

*	Indicates exhibits furnished herewith.